UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ACHIEVE LIFE SCIENCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ACHIEVE LIFE SCIENCES, INC.

22722 29th Drive SE, Suite 100 Bothell, WA 98021	1040 West Georgia, Suite 1030 Vancouver, BC, Canada V6E 4H1

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Achieve Life Sciences, Inc., a Delaware corporation, will be held on July 2, 2026, at 9:00 a.m. Pacific time. The Annual Meeting will be a virtual stockholder meeting and you will be able to participate in the 2026 Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/ACHV2026. You must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

The Annual Meeting will be held for the following purposes:

1.
To elect nine directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;
2.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.
To approve, by a non-binding advisory vote, the compensation paid by us to our named executive officers;
4.
To approve an amendment to our third amended and restated certificate of incorporation to increase our authorized shares of common stock from 150,000,000 shares to 300,000,000 shares, as more fully described in Proposal Four; and
5.
To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on May 15, 2026 are entitled to notice of, and to vote at, the Annual Meeting. For at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our U.S. principal executive offices at 22722 29th Drive SE, Suite 100, Bothell, WA 98021.

By Order of the Board of Directors,
/s/ Andrew D. Goldberg
Andrew D. Goldberg, M.D.
Chief Executive Officer

Bothell, Washington

June 8, 2026

Whether or not you plan to attend the Annual Meeting virtually, we encourage you to vote and submit your proxy by telephone, via the Internet or by mail. For additional instructions on attending virtually, voting by telephone or via the Internet, please refer to the proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. If you attend the Annual Meeting virtually, you may revoke your proxy and vote at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 2, 2026

The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended

December 31, 2025 are available at ir.achievelifesciences.com.

ACHIEVE LIFE SCIENCES, INC.

22722 29th Drive SE, Suite 100 Bothell, WA 98021	1040 West Georgia, Suite 1030 Vancouver, BC, Canada V6E 4H1

PROXY STATEMENT FOR

2026 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement, or Proxy Statement, is furnished in connection with the solicitation of proxies on behalf of the board of directors, or Board of Directors or Board, of Achieve Life Sciences, Inc., a Delaware corporation, or the Company or Achieve, for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on July 2, 2026, at 9:00 a.m. Pacific time for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting.

We believe that a virtual stockholder meeting provides greater access to those who may want to attend, and therefore we have chosen that the Annual Meeting be held by virtual meeting. This approach also lowers costs and aligns with our broader sustainability goals. To be admitted virtually to the Annual Meeting at www.virtualshareholdermeeting.com/ACHV2026, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting.

This Notice of the Annual Meeting, Proxy Statement, form of proxy and Annual Report on Form 10-K for the year ended December 31, 2025 will first be mailed on or about June 8, 2026 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights

Only stockholders of record at the close of business on May 15, 2026, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. At the close of business on May 15, 2026, we had 102,659,057 shares of common stock outstanding.

Each stockholder of record is entitled to one vote for each share of common stock held on the record date on all matters. Dissenters’ rights are not applicable to any of the matters being voted on.

Virtual Participation in the Annual Meeting

We will be hosting the Annual Meeting live via Internet webcast. A summary of the information you need to participate in the Annual Meeting online is provided below:

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Any stockholder may listen to the Annual Meeting and participate live via webcast at www.virtualshareholdermeeting.com/ACHV2026. The webcast will begin at 9:00 a.m. Pacific time on July 2, 2026.
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Stockholders may vote and submit questions during the Annual Meeting via live webcast.
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To enter the meeting, please have your control number which is available on your proxy card, voting instructions form or notice. If you do not have your control number, you will be able to listen to the meeting only, you will not be able to vote or submit questions during the meeting.
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Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ACHV2026.

Board Recommendation

Our Board of Directors recommends that you vote:

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FOR each of the nominees for the Board of Directors, who are, Jeffrey Farrow, Andrew D. Goldberg, Lucian Iancovici, Chris Martin, Nancy R. Phelan, Aaron Royston, Thomas Sellig, Richard Stewart and Reid Waldman;
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FOR the ratification of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
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FOR the approval of the compensation of our named executive officers; and
•
FOR the approval of an amendment to our third amended and restated certificate of incorporation to increase the number of our authorized shares of common stock from 150,000,000 shares to 300,000,000 shares.

Our non-employee directors do not have any substantial interest in any matter to be acted upon except with respect to the nomination of such directors for election to our Board of Directors. None of our executive officers have any substantial interest in any matter to be acted upon other than Proposal Three.

Voting of Proxies

All shares represented by a valid proxy received prior to the Annual Meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instructions and do not hold your shares beneficially through a broker, bank or other nominee, your shares will be voted FOR each of the nominees for the Board of Directors, FOR the ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026, FOR the approval of the compensation of our named executive officers, FOR the approval of the increase to the number of our authorized shares of common stock, and in the discretion of the proxy holders with respect to any other matters that properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How to Vote Your Shares

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are represented by proxy. Please take the time to vote your proxy.

Stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy card and follow the recorded instructions.

Via the Internet:	Go to the website indicated on the enclosed proxy card and follow the instructions provided.

By Mail:	Mark your vote, date, sign and return the enclosed proxy card in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a financial institution, brokerage firm, or other holder of record, your vote is controlled by that institution, firm or holder. Your vote by proxy may also be cast by telephone or via the Internet, as well as by mail, if your financial institution or brokerage firm offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Please note that if your shares are held beneficially through a bank, broker or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder. Should you wish to attend the Annual Meeting virtually, you can join at www.virtualshareholdermeeting.com/ACHV2026.

Revocability of Proxies

You may revoke or change any previously delivered proxy (including a proxy sent to you by someone other than us) at any time before the Annual Meeting by:

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delivering a written notice of revocation to our Secretary at our U.S. principal executive offices at 22722 29th Drive SE, Suite 100, Bothell, WA 98021;
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delivering a valid proxy bearing a later date or submitting a new later dated proxy; or
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attending the Annual Meeting and voting online, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

If you hold shares in street name through a broker, bank or other nominee, you must contact that bank, broker or other nominee to revoke any prior voting instructions.

If you receive a proxy from someone other than us, see “Stockholder Nominations” below.

Quorum

The presence, virtually or by proxy, of at least a majority of the shares of common stock outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Votes Required to Approve Matters Presented at the Annual Meeting

Our directors are elected by a plurality of the votes properly cast at the Annual Meeting. Approval of Proposals Two, Three and Four require a majority of the votes properly cast at the Annual Meeting.

Broker Non-Votes

For banks, brokers or other nominee accounts, they are entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. For “non-routine” matters, the beneficial owner of such shares is required to provide instructions to the bank, broker or other nominee in order for them to be entitled to vote the shares held for the beneficial owner. If you hold shares beneficially in street name and do not provide your broker or other agent with voting instructions, your shares may constitute “broker non-votes.” A “broker non-vote” occurs when shares held by a broker that are represented at the meeting are not voted with respect to a particular proposal because the broker has not received voting instructions from its client(s) with respect to such shares on how to vote and does not have or did not exercise discretionary authority to vote on the matter. Your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. If a stockholder does not return voting instructions to their broker on how to vote their shares of common stock, such broker may be prevented from voting, or may otherwise choose not to vote, such shares held by such broker, resulting in broker non-votes with respect to such shares. To make sure that your vote is counted, you should instruct your broker to vote your shares of common stock, following the procedures provided by your broker.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the Annual Meeting.

Impact on the Vote of Broker Non-Votes, Abstentions and Withholding from Voting

Broker non-votes, abstentions and withholding from voting are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting. However, broker non-votes, abstentions and withholding from voting, will not be treated as votes cast and, therefore, will have no effect on the outcome of Proposal One (election of our directors), Proposal Two (the ratification of the selection of PwC as our independent public accounting firm), Proposal Three (approval of compensation to named executive officers), and Proposal Four (approval to increase the number of our authorized shares of common stock).

Solicitation of Proxies

We will bear the cost of soliciting proxies, including preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, via the Internet or by personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to these individuals for such services.

Availability of Proxy Statement and Annual Report on Form 10-K

Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025 are available at www.sec.gov and on our website at ir.achievelifesciences.com. We have provided to each stockholder of record as of May 15, 2026 a copy of our consolidated financial statements and related information, which are included in our Annual Report on Form 10-K for the year ended December 31, 2025. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Achieve Life Sciences, Inc., 22722 29th Drive SE, Suite 100, Bothell, WA 98021, Attention: Corporate Secretary.

BOARD OF DIRECTORS

General

Directors are elected at each annual stockholders meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Currently, there are thirteen members of the Board of Directors. Stuart Duty, Bridget Martell and Kristen Slaoui will not be standing for re-election at the annual stockholders meeting, and Thomas B. King resigned as a director and as Chairman of the Board, effective June 8, 2026, and also will not stand for re-election. Pursuant to our bylaws, the Board of Directors has determined to not seek nominees to replace these Directors and to instead reduce the authorized number of Directors. Therefore, effective as of the annual stockholders meeting and following the resignations of Stuart Duty, Bridget Martell and Kristen Slaoui, our Board of Directors will consist of nine members and the size of the Board of Directors will be reduced accordingly. The following table sets forth information with respect to the directors nominated for election at the annual stockholders meeting. The ages of such persons are shown as of May 15, 2026.

Name	Age	Position	Director Since
Jeffrey Farrow	64	Director, Chairperson of the Audit Committee and Member of the Nominating and Governance Committee	2026
Andrew D. Goldberg	44	Director, Chief Executive Officer and President	2026
Lucian Iancovici	44	Director, Chairman of the Board and Member of the Compensation Committee*	2026
Chris Martin	50	Director, Chairperson of the Commercial Committee and Member of the Compensation Committee	2026
Nancy R. Phelan	57	Director and Member of the Audit Committee and the Commercial Committee	2025
Aaron Royston	41	Director and Member of the Nominating and Governance Committee	2026
Thomas Sellig	59	Director, Chairperson of the Nominating and Governance Committee and Member of the Audit Committee	2023
Richard Stewart	67	Director	2017
Reid Waldman	32	Director, Chairperson of the Compensation Committee and Member of the Commercial Committee	2026

* Dr. Iancovici’s appointment as Chairman of the Board will be effective on June 8, 2026.

The Board of Directors held a total of eleven meetings during fiscal year 2025. During fiscal year 2025, each of our directors then in office attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period he or she was a director; and (ii) the total number of meetings held by all committees on which the director served during the period he or she was a member.

Although we do not have a formal policy regarding attendance by directors at annual meetings of stockholders, we encourage directors to attend and, historically, most have done so. All of our directors then in office were in attendance at the 2025 annual meeting.

Pursuant to our Corporate Governance Guidelines, the Board of Directors is required to hold at least four regularly scheduled meetings each year. At least one of these meetings must include budgeting and long-term strategic planning. Each director is expected to attend no fewer than 75% of the total of all meetings of the Board of Directors and meetings of the committees on which he or she serves.

Set forth below are the names of, and information concerning, our continuing directors.

Jeffrey Farrow has served as the Chief Financial Officer and Chief Strategy Officer of Tarsus Pharmaceutical, Inc., a commercial-stage biopharmaceutical company, since April 2023. Mr. Farrow also serves as a board member of Clover Biotherapeutics, a position he has held since September 2021. Mr. Farrow previously served as Chief Financial Officer of Global Blood Therapeutics, Inc., a biopharmaceutical company, from April 2016 until December 2022 when it was acquired by Pfizer. Prior to that, Mr. Farrow served as Chief Financial Officer of ZS Pharma, Inc., a biopharmaceutical company, which was acquired by AstraZeneca in December 2015. Prior to ZS Pharma, he served as the Chief Financial Officer at Hyperion Therapeutics, Inc., a commercial pharmaceutical company, from January 2010 until its acquisition by Horizon Therapeutics in May 2015. He previously served as vice president of finance at Evotec AG, a drug discovery and development company. Prior to Evotec, Mr. Farrow served as vice president of finance and Chief Accounting Officer at Renovis, Inc., a drug discovery and development company, which was acquired by Evotec AG. Earlier in his career, Mr. Farrow spent seven years working in the audit practice of KPMG LLP. Mr. Farrow holds a B.A. in business administration with a concentration in corporate finance from California State University at Fullerton and is a certified public accountant (inactive). The determination was made that Mr. Farrow should serve on our Board of Directors due to his extensive experience in life sciences and biopharmaceutical companies.

Andrew D. Goldberg, M.D. has served as our Chief Executive Officer and President since April 2026. Previously, Dr. Goldberg served as a portfolio manager at Marshall Wace North America L.P., an alternative asset manager, from February 2024 to April 2026 and served as Managing Director from March 2021 until February 2024. Dr. Goldberg has served as a member of the Board of Tarsus Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, since August 2020 and Inquis Medical, Inc., a privately-held medical device company, since February 2024. Prior to Dr. Goldberg's role at Marshall Wace, Dr. Goldberg served as a principal and subsequently partner at Vivo Capital, a global healthcare investment firm that focuses exclusively on the life sciences industry, from February 2016 to March 2021. Prior to this, Dr. Goldberg was a consultant at McKinsey & Company, where he advised pharmaceutical, medical device, and biotechnology companies across a range of strategy, M&A, sales, marketing, and product development topics. Dr. Goldberg has also served as a board director or observer at numerous life sciences companies, including Veradermics Inc., Arcutis Biotherapeutics, Inc., Harmony Biosciences, Elektrofi, Parse Biosciences, and Forge Biologics. Dr. Goldberg is a U.S. board-certified physician in both Critical Care Medicine and Emergency Medicine. He has served as an Instructor in Medicine at the Mayo Clinic College of Medicine in Rochester, MN, where he also completed a fellowship in Critical Care Medicine and served as an Attending Physician in the Department of Emergency Medicine. He completed Emergency Medicine residency training at Los Angeles County and University of Southern California Medical Center. Dr. Goldberg received his M.D. from The George Washington University School of Medicine in Washington, DC, and a post-doctoral diploma in translational science from the Mayo Graduate School. He has held prior academic and clinical appointments at Oregon Health & Science University and the Palo Alto VA Medical Center. The determination was made that Dr. Goldberg should serve on our Board of Directors due to his extensive experience in life sciences strategy and product development, his governance experience across many life sciences company boards, his experience investing in pharmaceutical companies, and his background as a dual-board-certified physician, academic researcher, and public health advocate.

Lucian Iancovici, M.D. is a Partner of TPG, a global alternative asset manager, where he has worked since January 2018. From September 2012 to October 2017, Dr. Iancovici served as the head of the Qualcomm Life Fund, a venture fund focused on investing in digital health technologies, from January 2015 to October 2017, he was general partner at dRx Capital, a joint venture investment company launched by Novartis and Qualcomm, and from 2011 to 2012 he was an associate at McKinsey & Company. Dr. Iancovici currently serves on the board of directors of Sionna Therapeutics, Inc. since December 2019 and Rallybio Corporation since May 2020 and serves on the boards of the following private companies: K2 Medical Research, Ceribell, Inc., Ellodi Pharmaceuticals, AnovoRx Holdings, Inc. and Sling Therapeutics Inc. Dr. Iancovici is a board-certified internal medicine doctor who trained at Columbia University Medical Center in New York prior to joining McKinsey & Company. He received his B.A. in economics and an M.D., both from Tufts University. The determination was made that Dr. Iancovici should serve on our Board of Directors due to his extensive experience in the venture capital industry, and given that his medical and scientific background and training provide him with the appropriate set of skills to serve as a member of our Board of Directors.

Chris Martin served as Chief Commercial Officer from January 2024 to October 2025 for Verona Pharma, a biopharmaceutical company, which was acquired by Merck & Co. in October 2025. Mr. Martin previously served in other management positions at Verona, including Senior Vice President of Commercial from January 2022 to December 2023 and Vice President of Commercial from June 2020 to December 2022. Prior to Verona, he served as Executive Director of Marketing at SK Life Science, which develops novel therapeutics for central nervous system conditions, from March 2018 to June 2020. Until its acquisition by Melinta Therapeutics, Mr. Martin was Head of Marketing at Cempra. Prior to Cempra, he worked at Salix Pharmaceuticals for 10 years in roles of increasing responsibility. Mr. Martin has also served as a member of the board of directors of Oruka Therapeutics since December 2025 and Edgewise Therapeutics, Inc. since November 2025. Mr. Martin received a Bachelor of Science in Financial Management from Clemson University. The determination was made that Mr. Martin should serve on our Board of Directors due to his experience as a leader in building commercial organizations and commercializing biopharmaceutical products.

Nancy R. Phelan serves as the Senior Vice President of Marketing and Analytics for Phathom Pharmaceuticals, Inc. She previously served as Senior Vice President & Head of Customer Engagement at Trinity Life Sciences, a life sciences consultancy. She also serves as a member of the board of directors of Medexus Pharmaceuticals, a specialty pharmaceutical company, since September 2023. She also served as a board member of FemmePharma Consumer

Healthcare, a pharmaceutical company, from 2018 to 2025. From May 2022 to May 2024, Ms. Phelan served as Senior Vice President of Indegene, a technology-led healthcare solutions provider. Prior to that, she held roles of increasing responsibility with Novartis AG, a multinational pharmaceutical company, including as Vice President, Business Transformation, Patient Engagement and Integrated Marketing Team Lead from April 2021 to May 2022 and Vice President, Patient and Specialty Services, Neuroscience from June 2002 to April 2021. She served as Chief Executive Officer and Secretary of Adhera Therapeutics, Inc., a clinical stage biopharmaceutical company, from April 2019 to June 2020 and as a director from October 2018 to June 2020. Ms. Phelan received a B.A. with Honors from Franklin & Marshall College and completed coursework towards an M.B.A. from Villanova University. She also received certificates from Wharton Executive Education and the Harvard School of Public Health. The determination was made that Ms. Phelan should serve on our Board of Directors due to her executive leadership in biopharma and expertise in data-driven insights, digital innovation and digital-first marketing.

Aaron Royston, M.D. has served as managing partner at venBio Partners, a life sciences investment firm, since April 2020 and has been with venBio Partners since 2015. Prior to joining venBio Partners, Dr. Royston served as a Senior Associate at Vivo Capital, a global life sciences investment firm from July 2014 to November 2015. Previously, Dr. Royston served as a consultant at Bain & Company, Inc. from July 2013 to July 2014 where he advised biotechnology companies on a broad range of strategic and operational issues. Earlier in his career, Dr. Royston coordinated clinical research at Mount Sinai Medical Center, where his research has been published and presented in multiple medical journals and conferences. Dr. Royston previously served on the boards of directors of Rayze Bio, from August 2020 until November 2023, Ventyx Biosciences, Inc., a publicly traded biotechnology company, from March 2021 until January 2023, Akero Therapeutics, Inc., a publicly traded biotechnology company, from June 2018 until August 2019, and VYNE Therapeutics Inc. (formerly Menlo Therapeutics Inc.), a publicly traded biotechnology company, from June 2017 until August 2019. Dr. Royston currently serves on the board of directors of several private companies. Dr. Royston received a B.S. in biological sciences from Duke University, and an M.D. and M.B.A. from the University of Pennsylvania. The determination was made that Dr. Royston should serve on our Board of Directors due to his clinical and biotechnology industry experience and his service on the boards of directors of other biopharmaceutical companies.

Thomas Sellig has served as the Chief Executive Officer of Adare Pharmaceuticals, Inc., a global technology-driven Contract Development and Manufacturing Organization since January 2022. From July 2019 to October 2021, Mr. Sellig served as Chief Executive Officer of LabConnect, Inc., a clinical trial laboratory services organization. Prior to LabConnect, Inc., Mr. Sellig was Chief Commercial Officer at PSKW, LLC (doing business as ConnectiveRx), a biopharmaceutical services company, from September 2018 to July 2019. From November 2014 to August 2017, Mr. Sellig was Senior Vice President of Global Sales at Patheon N.V., and continued to serve as Senior Vice President of Global Sales at Thermo Fisher Scientific Inc., a life, science and clinical research company, following its acquisition of Patheon N.V. in August 2017. Previously, he served as the Global Vice President of Sales and Client Services from 2011 to 2014, and as the Vice President of Strategic Partnering/Alliance Management from 2007 to 2011 at Covance, the drug development business of Laboratory Corporation of America Holdings, a contract research organization. Early in his career, Mr. Sellig had a variety of sales and marketing leadership roles at Procter & Gamble Company, a multinational consumer goods company, Wyeth, LLC (formerly American Home Products), a pharmaceutical company, and Ascent Pediatrics, Inc., a drug development company. Mr. Sellig received his B.A. in Economics from Vanderbilt University and an M.B.A. from New York University. The determination was made that Mr. Sellig should serve on our Board of Directors due to his extensive global experience in the life sciences and pharmaceutical services industries.

Richard Stewart served as our Chief Executive Officer from August 2024 to April 2026, and served as our Executive Chairman from September 2020 to August 2024. Previously, Mr. Stewart served as Chief Executive Officer from the consummation of the merger between OncoGenex Pharmaceuticals, Inc. and Achieve in August 2017 to September 2020. Previously, Mr. Stewart was Chairman and a director of Achieve, from its founding in May 2015 to August 2017. Mr. Stewart is also a founder and has served as a director of Ricanto Limited, a pharmaceutical asset optimization company, since 2009. Mr. Stewart has been Chairman and Chief Executive Officer of Renown Pharma Limited, a central nervous system company focused on Parkinson’s disease, since 2016. Prior to Achieve, Mr. Stewart was Chairman and Chief Executive Officer of Huxley Pharmaceuticals, Inc., a single purpose central nervous system company, during 2009, prior to Huxley Pharmaceuticals, Inc.’s acquisition by BioMarin Pharmaceutical Inc., a biotechnology company. Mr. Stewart was Chief Executive Officer of Brabant Pharma Limited, a single purpose central nervous system company, from 2013 to 2014 prior to its acquisition by Zogenix Inc., a biopharmaceutical company. He was a co-founder and Chief Executive Officer of Amarin Corporation plc, a central nervous system company focused on Parkinson’s disease and Huntington’s disease, from 2000 to 2007. Mr. Stewart was a co-founder and Chief Financial Officer, and later Chief Business Officer, of SkyePharma plc, a drug delivery company specializing in controlled release formulations, and held such position from 1995 until 1998. Mr. Stewart holds a B.S. in Business Administration from the University of Bath. The determination was made that Mr. Stewart should serve on our Board of Directors due to his prior service on other boards of directors, and extensive experience and innovations in the field of biotechnology. In addition, Mr. Stewart’s accomplishments provide our Board of Directors with in-depth product and field knowledge.

Reid Waldman, M.D. has served as Chief Executive Officer of Veradermics, Incorporated since 2019. Dr. Waldman is a board-certified dermatologist with more than 10 years of clinical experience. Prior to founding Veradermics, Dr. Waldman was a researcher authoring more than 100 publications. He earned his B.A. and his M.D. degrees from the University of Missouri-Kansas City 6 Year B.A./M.D. Program and completed his dermatology residency with a “Distinction in Clinical Trials” at the University of Connecticut. The determination was made that Dr. Waldman should serve on our Board of Directors due to his clinical and biopharmaceutical industry experience and his corporate strategy experience.

Director Independence

Our Board of Directors has determined that Mr. Farrow, Dr. Iancovici, Mr. Martin, Ms. Phelan, Dr. Royston, Mr. Sellig and Dr. Waldman are “independent” under the applicable Securities and Exchange Commission, or the SEC, rules and the criteria established by The Nasdaq Stock Market LLC, or Nasdaq.

Relationships Among Directors, Executive Officers and Director Nominees

There are no family relationships among any of our directors, executive officers or director nominees.

In connection with a private placement and the securities purchase agreement entered into in connection therewith in April 2026, for so long as TPG Life Sciences Innovations (“TPG”), venBio Partners (“venBio”) and Frazier Life Sciences (“Frazier”) each beneficially own five percent or more of the outstanding shares of our common stock, we have agreed to take all necessary action to cause directors designated by TPG, venBio and Frazier, respectively, to be included in the slate of nominees recommended by our Board of Directors for election as directors at our 2026 annual meeting of stockholders and 2027 annual meeting of stockholders or applicable special meeting in lieu thereof at which such director is to be elected. On April 15, 2026, our Board of Directors appointed each of Lucian Iancovici and Aaron Royston, as designated by TPG and venBio, respectively, to serve as a director, effective April 17, 2026. On May 11, 2026, our Board of Directors appointed Chris Martin, as designated by Frazier, to serve as a director, effective immediately.

Stockholder Communication with the Board of Directors

Stockholders who are interested in communicating directly with members of the Board of Directors, or the Board of Directors as a group, may do so by writing directly to the member(s) c/o Corporate Secretary, Achieve Life Sciences, Inc., 22722 29th Drive SE, Suite 100, Bothell, Washington 98021. The Secretary will promptly forward to the Board of Directors or the individually named directors all written communications received at the above address that the Secretary considers appropriate.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our Board of Directors, officers, and employees, and we expect our agents, representatives, consultants and contractors to conform to the standards of our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at https://ir.achievelifesciences.com under “Corporate Governance Documents” in the “Corporate Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8‑K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

Our Code of Business Conduct and Ethics requires our executive officers and directors to report any conflicts of interest with our interests to our Audit Committee and generally prohibits our executive officers and directors from conflicts of interest with our interests. Waivers of our Code of Business Conduct and Ethics with respect to an executive officer or director may only be granted by the Board of Directors or, if permitted by Nasdaq and any other applicable stock exchange rules, our Nominating and Governance Committee. We have a Related Party Transactions Policy concerning approval of transactions with stockholders who own more than 5% of our outstanding shares.

Transactions with Related Persons

Our Audit Committee is responsible for reviewing and approving all related-party transactions and conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management. Other than compensation arrangements for our directors and named executive officers, or NEOs, which are described elsewhere in this proxy statement, below we describe transactions since January 1, 2024 to which we were a party or will be a party, in which:

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the amounts involved exceeded or will exceed $120,000; and
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any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Transaction with Adare

From September 25, 2025 to December 22, 2025, we entered into three development agreements, or the Adare Agreements, with Adare Pharma Solutions, or Adare, to perform analytical and drug product development for cytisinicline. Thomas Sellig is the current Chief Executive Officer of Adare. Mr. Sellig is also a member of our Board of Directors, chairs the Compensation Committee and is a member of the Audit Committee. Mr. Sellig was recused from our Audit Committee's review and approval of the Adare Agreements.

We expect to incur approximately $3.2 million in expenses over the term of the Adare Agreements. Adare will invoice us for work completed under the agreements based on standard industry payment terms. Pursuant to the Adare Agreements, from January 1, 2025 to May 15, 2026, we have paid approximately $0.7 million to Adare, which does not exceed 5% of Adare’s consolidated gross revenues pursuant to Nasdaq Rule 5605(a)(2)(E).

Sales of Securities

June 2025 Public Offering

On June 26, 2025, we entered into an underwriting agreement, or Underwriting Agreement, with Citizens JMP Securities, LLC and Raymond James & Associates, Inc., or the Underwriters, as representatives of the underwriters, pursuant to which we agreed to issue and sell to the Underwriters 15,000,000 shares of our common stock, and accompanying common warrants to purchase up to 15,000,000 shares of common stock or pre-funded warrants to purchase shares of our common stock in lieu thereof. The shares and accompanying warrants were sold collectively at a public offering price of $3.00 per share and accompanying warrant. Each accompanying warrant is exercisable, at the purchaser’s election, for either warrant shares at an exercise price of $3.00 per share or for pre-funded warrants at an exercise price of $2.999 per pre-funded warrant. The accompanying warrants are exercisable any time after the date of issuance, subject to certain ownership limitations, and will expire on the fifth anniversary of the date of issuance. The June 2025 public offering raised total gross proceeds of approximately $45.0 million, and after deducting approximately $3.8 million in underwriting discounts and offering expenses, we received net proceeds of approximately $41.2 million.

Pursuant to the June 2025 public offering, on June 30, 2025, (a) Franklin Advisers, Inc. purchased 2,000,000 shares of our common stock and accompanying common warrants, for an aggregate purchase price of $6,000,000; and (b) Alyeska Investment Group, L.P. purchased 2,333,333 shares of our common stock and accompanying common warrants, for an aggregate purchase price of $6,999,999. The terms of such parties' participation in the offering were identical to those available to all other investors in the offering.

April 2026 Private Placement

On April 15, 2026, we entered into a securities purchase agreement with certain institutional and accredited investors, pursuant to which we agreed to issue and sell to the investors in a private placement an aggregate of (i) 49,418,069 shares of our common stock, and, in lieu of shares for an investor, pre-funded warrants to purchase up to 100,500 shares of our common stock, and (ii) accompanying warrants to purchase up to 49,518,569 shares of our common stock or pre-funded warrants to purchase our common stock at a collective purchase price of (a) $3.635 per combination of shares and accompanying common warrants or (b) $3.634 per combination of pre-funded warrants and accompanying common warrants.

Each pre-funded warrant has an exercise price of $0.001 per share of common stock. The pre-funded warrants are exercisable at any time after their original issuance, subject to certain ownership limitations, and will not expire. Each common warrant will be exercisable at an exercise price of $3.51 per share of common stock. The common warrants are exercisable at any time after the date of issuance, subject to certain ownership limitations, and will expire on the later of the twentieth business day following (i) the date on which we publicly announce that the U.S. Food and Drug Administration has approved cytisinicline for smoking cessation in adults, or the FDA Approval, and (ii) the date on which we notify the holders of the FDA Approval, provided that if a common warrant is not fully exercisable because we have insufficient authorized and unreserved shares of common stock at the time of the public announcement of the FDA Approval, the common warrant will be exercisable for two years following the date on which we obtain stockholder approval for an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock.

The April 2026 private placement raised total gross proceeds of approximately $180.0 million, before deducting placement agent fees and other expenses. Pursuant to the April 2026 private placement, on April 15, 2026, (a) Franklin Advisers, Inc. agreed to purchase 1,925,722 shares of our common stock and accompanying common warrants, for an aggregate purchase price of $6,999,999; (b) Alyeska Investment Group, L.P. purchased 1,925,722 shares of our common stock and accompanying common warrants, for an aggregate purchase price of $6,999,999; and (c) Dialectic Capital Management, LP purchased 1,237,965 shares of our common stock and accompanying common warrants, for an aggregate purchase price of $4,500,000; (d) Frazier purchased 7,464,836 shares of our common stock and accompanying common warrants, and 100,500 pre-funded warrants to purchase our common stock for an aggregate purchase price of $27,499,985; (e) TPG purchased 6,877,580 shares of our common stock and accompanying common warrants, for an aggregate purchase price of $25,000,003; and (f) venBio purchased 5,914,720 shares of our common stock and accompanying common warrants, for an aggregate purchase price of $21,500,007. The terms of such parties’ participation in the offering were identical to those available to all other investors in the offering.

Policies and procedures for related party transactions

Our Board of Directors has adopted a written policy governing the review and approval of related-party transactions. Our Audit Committee has the primary responsibility for reviewing and approving or disapproving related party transactions, as designated in the audit committee charter. In approving or rejecting any such proposal, we expect that our Audit Committee (or the committee composed solely of independent directors, if applicable) will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee (or the committee composed solely of independent directors, if applicable), including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

In addition, our Code of Business Conduct and Ethics requires that each of our employees and directors inform his or her superior or our compliance officer, of any material transaction or relationship that comes to his or her attention. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which an executive officer, a director or a related person has a direct or indirect material interest.

Board of Directors’ Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee to assist it in performing its responsibilities. The Board of Directors designates the members of these committees and the committee chairs annually, based in part on the recommendations of the Nominating and Governance Committee in consultation with the Chief Executive Officer and the Chairman of the Board of Directors. The Nominating and Governance Committee reviews committee assignments from time to time and considers the rotation of committee chairpersons and members with a view towards balancing the benefits derived from the diversity of experience and viewpoints of the directors. The Board of Directors has adopted written charters for each of these committees, which are available on our website at ir.achievelifesciences.com under “Corporate Governance Documents” in the “Corporate Governance” section. The chairperson of each committee develops the agenda for that committee and determines the frequency and length of committee meetings.

Audit Committee and Audit Committee Financial Expert

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is currently comprised of Jeffrey Farrow, Chairperson, Nancy Phelan and

Thomas Sellig, each of whom the Board of Directors has determined satisfies the applicable SEC and Nasdaq independence requirements for audit committee members. The Board of Directors has also determined that Mr. Farrow is an “audit committee financial expert,” as defined by the applicable rules of the SEC. The Audit Committee held four meetings during fiscal year 2025.

Audit Committee Responsibilities

The Audit Committee is responsible for, among other things:

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the integrity of our financial statements;
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our internal control systems;
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our external audit process;
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our internal audit and assurance process;
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management of financial risks;
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investment opportunities and the raising of funds; and
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our compliance with legal and regulatory requirements.

Compensation Committee

The Compensation Committee currently consists of Reid Waldman, Chairperson, Lucian Iancovici and Chris Martin, each of whom the Board of Directors has determined satisfies the applicable SEC and Nasdaq independence requirements. In addition, each member of the Compensation Committee has been determined to be a non-employee director under Rule 16b-3 as promulgated under the Exchange Act. The Compensation Committee reviews and approves or makes recommendations to the Board of Directors regarding the compensation of our executive officers and our non-employee directors, human resource policies for our executive officers and administers our compensation and benefits plans. The Compensation Committee does not have any explicit authority to delegate its duties. The Compensation Committee held six meetings during fiscal year 2025.

In 2025, the Compensation Committee retained Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, a provider of compensation market intelligence to the life sciences industries, to provide a report summarizing relevant benchmark data relating to industry-appropriate peers and make recommendations regarding base salary, target total cash (base salary plus target cash incentives), and terms of long-term equity incentive awards for our executives. The Compensation Committee determined that no work performed by Aon during fiscal year 2025 raised a conflict of interest.

Please see the sections entitled “Executive Compensation” and “Director Compensation” for further matters related to the Compensation Committee and director and executive officer compensation matters.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Thomas Sellig, Chairperson, Jeffrey Farrow and Aaron Royston, each of whom the Board of Directors has determined satisfies the applicable SEC and Nasdaq independence requirements.

The Nominating and Governance Committee reviews, evaluates and proposes candidates for election to our Board of Directors, and considers any nominees properly recommended by stockholders. The Nominating and Governance Committee promotes the proper constitution of our Board of Directors in order to meet its fiduciary obligations to our stockholders, and oversees all matters relating to the stewardship role of our Board of Directors in respect of the management of the Company, the size and composition of our Board of Directors, including the candidate selection process, the orientation of new members and such procedures as may be necessary to allow our Board of Directors to function independently of management and compliance with policies associated with an efficient system of corporate governance. The Nominating and Governance Committee held one meeting during fiscal year 2025.

Board of Directors Leadership Structure

Effective as of June 8, 2026, Lucian Iancovici will serve as our independent Chairman of the Board, and provide independent leadership to the Board and oversight over management and strategic matters. Dr. Iancovici brings extensive financial, biopharmaceutical and executive leadership experience in leading the Board. Andrew D. Goldberg has served as our Chief Executive Officer and President since April 2026. Dr. Goldberg brings extensive experience in strategic development and growth of biotechnology companies, and a background as a dual-board-certified physician, academic researcher, and public health advocate. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our Company. The Board of Directors also believes the separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing the Company and leverages the Chairman’s experience and perspective.

Board of Directors’ Role in Risk Oversight

Consistent with our leadership structure, our management is charged with the day-to-day management of risks that we face or may face and provides our Board of Directors with quarterly risk assessment and mitigation strategy updates, while our Board of Directors and its committees are responsible for oversight of risk management. The Audit Committee has responsibility for oversight of financial reporting related risks, including those related to our accounting, auditing and financial reporting practices, as well as cybersecurity risks. In addition, the Audit Committee annually reviews and assesses the adequacy of our risk management policies and procedures with regard to identifying our management of financial risks, cybersecurity risks, reviews the quarterly updates on these risks that are received from management, and assesses the adequacy of management’s implementation of appropriate systems to mitigate and manage financial risks. Furthermore, under our Code of Business Conduct and Ethics, the Audit Committee is responsible for considering reports of conflicts of interest involving officers and directors. The Nominating and Governance Committee oversees corporate governance risks, including implementing procedures to ensure that the Board of Directors operates independently of management and without conflicts of interest. In addition, the Nominating and Governance Committee oversees compliance with our Code of Business Conduct and Ethics. The Compensation Committee oversees risks associated with our compensation policies, plans and practices. The Audit Committee, the Nominating and Governance Committee and the Compensation Committee each report to the Board of Directors regarding the foregoing matters, and the Board of Directors approves any changes in corporate policies, including those pertaining to risk management.

The Board of Directors has also adopted a Whistleblower Policy to provide a means by which concerns about actual and suspected violations of laws, governmental rules or regulations; accounting, internal accounting controls or auditing matters; our Code of Business Conduct and Ethics or other policies; and other public interest matters are to be reported. We recognize that individuals may not feel comfortable reporting a matter directly to the appropriate persons at the Company and therefore the Whistleblower Policy provides a mechanism by which a person may report a matter to Nasdaq OMX Group Corporate Services, Inc., a third party retained by us. Under the policy, the Chairperson of the Audit Committee determines whether and, if so, how an investigation is to be conducted and, together with the full Audit Committee in certain instances, resolves reported violations. In all cases, a report of the outcome is to be made to the Board of Directors.

Risk Assessment of Compensation Programs

We have determined that our compensation policies, plans and practices are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on our Company. To make this determination, our management reviewed the compensation policies, plans and practices for our executive officers, as well as for all other employees. We assessed the following features of our compensation, plans and practices: design, payment methodology, potential payment volatility, relationship to our financial results, length of performance period, risk-mitigating features, performance measures and goals, oversight and controls, and plan features and values compared to market practices. Based on this annual review, we believe that our compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2025 served as one of our officers, former officers or employees.

There was no direct or indirect control by the members of the Compensation Committee of the Company. No member of the Compensation Committee, directly or indirectly, is the beneficial owner of more than 10% of the Company’s equity, nor are they an executive officer, employee, director, general partner or a managing member of one or more entities that are together the beneficial owners of more than 10% of the Company’s equity. The Compensation Committee members are not aware of any business or personal relationship between (i) a member of the Compensation Committee and any person who has provided or is providing advice to the Compensation Committee; and (ii) an executive officer of the Company and any firm or other person who is employed or is employing such person to provide advice to the Compensation

Committee. During fiscal year 2025, none of our executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our Board of Directors or Compensation Committee, and none of our executive officers served as a member of the Board of Directors of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Director Nomination Process

Director Qualifications

Members of our Board of Directors must have broad experience and business acumen, a record of professional accomplishment in his or her field and demonstrate honesty and integrity consistent with our values. In evaluating director nominees, the Nominating and Governance Committee considers a variety of factors, including, without limitation, the director nominee’s skills, expertise and experience, wisdom, integrity, the ability to make independent analytical inquiries, the ability to understand our business environment, the willingness to devote adequate time to Board of Directors’ duties, the interplay of the director nominee’s experience and skills with those of other directors, and the extent to which the director nominee would be a desirable addition to the Board of Directors and any committees of the Board of Directors. The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. Additionally, in accordance with the applicable securities laws and Nasdaq requirements, a majority of the members of the Board of Directors must be “independent.”

Identification of Nominees by the Board of Directors

The Nominating and Governance Committee identifies nominees by first determining the desired skills and experience of a new nominee based on the qualifications discussed above. The Nominating and Governance Committee will solicit names for possible candidates from other directors, our senior level executives and individuals personally known to the directors, as well as third-party search firms. The Nominating and Governance Committee evaluates all possible candidates, including individuals recommended by stockholders, using the same criteria.

Stockholder Nominations

Our sixth amended and restated bylaws, or our bylaws, contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Governance Committee will consider nominees properly recommended by stockholders. Stockholders wishing to submit nominations must provide timely written notice to our Corporate Secretary containing the following information:

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the name and address of the stockholder proposing such business, which we refer to as a Nominating Person;
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the class and number of our shares that are owned beneficially by the Nominating Person;
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description of any agreement, arrangement or understanding with respect to Nominating Person and their respective affiliates or associates and each director nominee proposed by the Nominating Person;
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description of any agreement, arrangement or understanding that has been entered into as of the date of the notice by the Nominating Person, whether or not such instrument or right is subject to settlement in underlying shares of capital stock of ours, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Nominating Person, with respect to securities of the Company;
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the Nominating Person is a holder of record of stock of ours entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the meeting to propose such nomination;
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the Nominating Person intends to deliver a proxy statement and/or form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee or nominees;
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with respect to each director nominee proposed by the Nominating Person, such nominee’s written consent to being named in our proxy statement as a nominee and to serving as a director, if elected; and
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such other information regarding the Nominating Person and each nominee proposed by the Nominating Person as would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations or proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated under the Exchange Act.

To be timely, a Nominating Person’s notice in respect of a director nomination must be delivered to or mailed and received by our Corporate Secretary at our U.S. principal executive offices at 22722 29th Drive SE, Suite 100, Bothell, Washington 98021, not less than 90 nor more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting. In the event, however, that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date, notice must be delivered no more than 120 and not less than 90 days prior to the annual meeting or the close of business on the tenth day following the date which public disclosure of the date of such meeting is made.

Hedging and Pledging Prohibitions

As part of our Insider Trading Policy, our employees (including our executive officers) and the non-employee members of our Board of Directors are prohibited from or require pre-clearance approval by our Compliance Officer before: (i) engaging in transactions involving options or other derivative securities on our securities, such as puts and calls, whether on an exchange or in any other market; (ii) engaging in hedging or monetization transactions involving our securities, such as zero-cost collars and forward sale contracts; (iii) engaging in short sales of our securities, including short sales “against the box”; and (iv) using or pledging our securities as collateral in a margin account or as collateral for a loan.

Insider Trading Policy

We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of our securities by directors, officers and employees. Our Insider Trading Policy also provides that we will not transact in any of our own securities unless in compliance with U.S. securities laws. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 24, 2026.

Timing of Equity Grants

We do not time equity grants to take advantage of a depressed stock price or an anticipated increase in stock price and generally grant awards in January and ensure that awards cannot be timed to take advantage of material non-public information. New hire stock awards to employees, including executive officers, are generally granted at the next Board of Directors’ meeting following their start date, and initial awards to non-employee directors are granted on the date of the non-employee director’s initial appointment or election to our Board of Directors.

Compensation Recovery Policy

In August 2023, our Board of Directors adopted a Compensation Recovery Policy intended to comply with applicable SEC rules and Nasdaq listing standards. The Compensation Recovery Policy is administered by our Compensation Committee and enables us to recover from current and former officers, and such additional employees as may be identified by our Compensation Committee from time to time, incentive-based compensation, as defined in the Compensation Recovery Policy, in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under federal securities laws. For more information, see the full text of our Compensation Recovery Policy, which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 24, 2026.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

The following persons are our 2026 director nominees, each of whom was approved by the independent members of the Board of Directors for nomination at the Annual Meeting:

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Jeffrey Farrow
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Andrew D. Goldberg
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Lucian Iancovici
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Chris Martin
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Nancy R. Phelan
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Aaron Royston
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Thomas Sellig
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Richard Stewart
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Reid Waldman

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. If a nominee is unable to serve or for good cause will not serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. Each nominee has consented to being named in this Proxy Statement and to serve if elected. We do not expect that any nominee will be unable to serve or for good cause will not serve as a director. Each director is elected annually to serve until the next annual meeting of stockholders or until a successor has been duly elected and has qualified.

Biographies of our 2026 director nominees are located above under the heading “Board of Directors.”

Director Compensation Overview

The charter of the Compensation Committee provides that the Compensation Committee is to recommend to the Board of Directors matters related to director compensation. The director compensation package for non-employee directors consists of annual cash compensation and stock options exercisable to purchase shares of our common stock. None of our employees who also serve as directors are entitled to receive compensation for service as a director. Therefore, Richard Stewart did not receive compensation for his service as a director and during his employment as Chief Executive Officer. During 2025, Dr. Jacobs served as our Chief Medical Officer and President until her resignation effective October 6, 2025, and Dr. Jacobs did not receive compensation for her service as a director during her employment. Our director compensation policy for fiscal year 2025 is set forth below under the heading “Director Compensation Policy – 2025 Director Compensation.”

Director Compensation Policy

2025 Director Compensation

As part of its evaluation of compensation levels for the 2025 fiscal year, the Compensation Committee recommended, and the Board of Directors approved, the retention of Aon to review compensation levels of our independent directors and committee members. Aon was instructed to benchmark and make recommendations regarding the annual retainer amounts for directors and chairpersons of the Board of Directors and the various committees, as well as the amounts and terms of initial and annual long-term equity incentive awards for directors. On recommendation by Aon in 2024, the equity compensation and cash compensation for non-employee directors in connection with their service on the Board of Directors in 2025 is as follows:

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An annual retainer of $60,000 to be paid to the Lead Independent Director and $40,000 to be paid to all other non-employee directors. These retainers were paid in quarterly installments, with the Lead Independent Director retainer paid to Mr. King between August 2024 to June 2025 when he served as Interim Executive

Chairman. Each quarterly payment was conditioned on the director remaining a director on the date of actual payment, which was typically within 10 days following the completion of the respective calendar quarter. Retainers are pro-rated for the portion of the year during which a director was on the Board of Directors. These annual retainers have remained the same since 2017.
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Additional annual cash compensation for the chairpersons and members of each committee as set forth in the following table, are the same as the previous year, and are paid on the same schedule and terms as the non-employee director compensation described above:

	Chairperson	Other Members
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Governance Committee	$7,500	$3,500

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Any new director would have received a one-time initial grant of a stock option to acquire 47,250 shares of our common stock upon becoming a director, which would vest monthly over three years from the date of grant, subject to continued service as a director.
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In June 2025, each director then seated received a grant of a stock option to acquire 31,500 shares of our common stock, with full vesting on the earlier of June 6, 2026 or the date immediately prior to our 2026 annual meeting of stockholders, subject to the grantee’s continued service as a director.

Director Compensation Paid for 2025

The following table summarizes all compensation earned or awarded to non-employee directors who served during 2025 as compensation for board service during the 2025 fiscal year. Mr. King became a non-employee director and independent Chairman of the Board in June 2025 following his time as Interim Executive Chairman.

	Fees Earned or Paid in Cash	Option Awards	All other compensation	Total
Name	($)	($)(1)(2)	($)	($)
Stuart Duty(3)	58,500	81,930	—	140,430
Thomas B. King(4)	34,286	81,930	—	116,216
Vaughn Himes(5)	—	—	—	—
Bridget Martell(3)	53,750	81,930	—	135,680
Thomas Sellig	57,500	81,930	—	139,430
Nancy Phelan	50,417	190,845	—	241,262
Kristen Slaoui(3)(6)	47,083	190,845	13,750	251,678

(1)
The dollar amounts reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by the directors when received. Assumptions used in the calculation of the amounts in this column are included in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. As of December 31, 2025, the following directors had the following numbers of options outstanding:
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Stuart Duty: options to purchase 110,250 shares of our common stock, of which 74,813 were vested as of December 31, 2025.
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Thomas B. King: options to purchase 110,250 shares of our common stock, of which 74,813 were vested as of December 31, 2025.
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Bridget Martell: options to purchase 104,550 shares of our common stock, of which 73,050 were vested as of December 31, 2025.
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Thomas Sellig: options to purchase 110,250 shares of our common stock, of which 74,813 were vested as of December 31, 2025.
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Nancy R. Phelan: options to purchase 78,750 shares of our common stock, of which 14,438 were vested as of December 31, 2025.
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Kristen Slaoui: options to purchase 78,750 shares of our common stock, of which 14,438 were vested as of December 31, 2025.
(2)
Options to purchase an aggregate of 189,000 shares of our common stock were granted on June 6, 2025 to each of Messrs. Duty, King, and Sellig, Drs. Martell and Slaoui, and Ms. Phelan under our 2018 Equity Incentive Plan. The shares subject to these options will vest in full on the earlier of June 6, 2026, or the date immediately prior to our 2026 annual meeting of stockholders, subject to the grantee’s continued service as a director. Options to purchase an aggregate of 94,500 shares of our common stock were granted on January 13, 2025 to each of Ms. Phelan and Dr. Slaoui under our 2018 Equity Incentive Plan. The shares subject to these options will vest monthly over 36 months commencing January 6, 2025, for so long as the grantee continues to provide services to the Company.

(3)
Each of Mr. Duty and Drs. Martell and Slaoui is not standing for re-election at the annual stockholders meeting.
(4)
Mr. King received compensation as a director commencing June 2025 following his employment as Interim Executive Chairman. Mr. King is not standing for re-election at the annual stockholders meeting.
(5)
Dr. Himes resigned as a member of the Board of Directors in January 2025.
(6)
Dr. Slaoui received compensation pursuant to a consulting agreement entered into with us in 2025.

The Board of Directors recommends that stockholders vote “FOR all” nominees FOR THE BOARD OF DIRECTORS.

REPORT OF THE AUDIT COMMITTEE

In connection with the consolidated financial statements for the fiscal year ended December 31, 2025, the Audit Committee has:

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reviewed and discussed the audited consolidated financial statements with management;
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discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees”; and
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received the written disclosures and letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with PwC its independence from us.

Based on the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and PwC, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the 2025 fiscal year be included in our Annual Report on Form 10-K filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Stuart Duty, Chairperson*

Nancy Phelan

Thomas Sellig

*Mr. Duty ceased to be a member of the Audit Committee as of May 29, 2026.

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent specifically incorporated by reference in such filing.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026. PwC audited our financial statements for the fiscal years ended December 31, 2025 and 2024. A representative of PwC will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Proxies solicited by management for which no specific direction is included will be voted “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Proposal Two is considered a “routine” matter for which brokers may exercise discretion to vote uninstructed shares. Abstentions and broker non-votes are not votes cast and therefore will have no effect on the outcome.

Fees Billed by Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by PwC, for our fiscal years ended December 31, 2025 and 2024. Amounts are presented in USD.

Fee Category	Fiscal Year 2025 PwC Fees(1)		Fiscal Year 2024 PwC Fees(1)
Audit Fees	$221,859	(2)	$213,687	(2)
Audit-Related Fees	$86,926		$117,092
Tax Fees	—		—
All Other Fees	—		—
Total Fees	$308,785		$330,779

(1)
Accountant fees and services charged by PwC are paid in Canadian dollars and shown in USD. For fiscal year 2025, the fees were CDN$431,404 and were converted at an average exchange rate of US$1.00=CDN$1.3971. For fiscal year 2024, the fees were CDN$453,102 and were converted at an average exchange rate of US$1.00=CDN$1.3698.
(2)
Audit Fees for fiscal year 2025 and fiscal year 2024 were fees billed and to be billed for the audit of our consolidated financial statements, review of the consolidated financial statements included in our quarterly reports, and for services in connection with regulatory filings and engagements.

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports on Form 10-Q that are filed with the SEC.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including accounting consultations and fees related to registration of securities.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. For audit services, our independent registered public accounting firm typically provides audit service detail in advance of the second quarter meeting of the Audit Committee, which outlines the scope of the audit and related audit fees. If agreed to by the Audit Committee, an engagement letter is formally accepted by the Audit Committee.

For non-audit services, our senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage our independent registered public accounting firm to provide for the fiscal year. Our senior management and our independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by our independent registered public accounting firm pursuant to this pre-approval process.

For the 2024 and 2025 fiscal years, the Audit Committee approved all of the services provided by PwC described above.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR independent registered public accounting firm FOR THE YEAR ENDING DECEMBER 31, 2026.

PROPOSAL THREE:

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the rules of the SEC, we are providing our stockholders with an opportunity to vote, on an advisory basis, on the compensation of our named executive officers as disclosed in the “Executive Compensation” section, the compensation tables and the narrative discussions set forth on pages 30 to 40 of this Proxy Statement. This non-binding advisory vote is commonly referred to as a “Say on Pay” proposal.

Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity and strategic value of the position, while ensuring long-term retention, motivation and alignment with the long-term interests of our stockholders. We encourage you to carefully review the “Executive Compensation” section beginning on page 30 of this Proxy Statement for additional details on our compensation of executives, including our compensation philosophy and objectives, as well as the processes the Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers in fiscal year 2025.

We are asking you to indicate your support for the compensation of the named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Achieve Life Sciences, Inc.’s Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Executive Compensation” compensation tables and narrative discussion set forth in the Proxy Statement relating to its 2026 Annual Meeting of Stockholders, is hereby APPROVED.”

The Say on Pay vote is advisory, and therefore not binding on us, our Board of Directors or our Compensation Committee. Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

Approval of the resolution will require the affirmative vote of the majority of shares properly cast upon the proposal at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted “FOR” the approval of the resolution. Abstentions and broker non-votes are not votes cast and therefore will have no effect on the outcome of this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVES AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR:

APPROVAL OF AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF OUR AUTHORIZED SHARES OF COMMON STOCK

We are asking our stockholders to approve an amendment to our third amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares. We currently have a total of 155,000,000 shares of capital stock authorized under our third amended and restated certificate of incorporation, consisting of 150,000,000 shares of common stock and 5,000,000 shares of preferred stock. The number of shares of authorized preferred stock would remain unchanged.

We are seeking stockholder approval to increase our authorized common stock so that we will have shares of our common stock available to provide appropriate flexibility to issue shares of our common stock for future corporate needs. Our Board of Directors believes the increase provides flexibility to enable us to issue the warrant shares that are issuable upon exercise of common warrants and pre-funded warrants issued pursuant to the securities purchase agreement that we entered into with certain institutional and accredited investors. For more information on the private placement, see "Certain Relationships and Related Transactions, and Director Independence—Sales of Securities—April 2026 Private Placement" above. Our Board of Directors also believes the increase provides flexibility to support financing, equity compensation and potential strategic transactions without the expense and delay of special meetings. Other than the issuance of shares upon exercise of outstanding common warrants and pre-funded warrants as described herein, our Board of Directors has no current plans, arrangements, commitments or understandings for the issuance or use of the proposed additional authorized shares. The proposal to increase authorized shares is not being proposed in response to any effort to acquire control of the Company and is not part of any plan by our Board of Directors to adopt a series of amendments to our organizational documents that would have an anti-takeover effect.

As of May 15, 2026, we had no shares authorized, unissued, unreserved and available for issuance. As of May 15, 2026, we had 102,659,057 shares of common stock, $0.001 par value, outstanding, leaving 47,340,943 shares of common stock available for issuance, of which 103,088,765 were reserved for other issuances as follows:

•
pursuant to our 2010 Performance Incentive Plan, 20 common shares for issuance upon exercise of stock options, currently outstanding, by employees and officers of ours
•
pursuant to our 2017 Equity Incentive Plan, 10,536 common shares for issuance upon exercise of stock options, currently outstanding, by employees and officers of ours;
•
pursuant to our 2018 Equity Incentive Plan, 5,563,848 common shares for issuance upon exercise of stock options and settlement of performance-based restricted stock units, or PSUs, by employees, directors, officers and consultants of ours, of which 3,912,955 were reserved for options currently outstanding, 1,084,330 were reserved for PSUs currently outstanding and 566,563 were reserved for future issuances;
•
pursuant to our 2023 Non-Employee Director Equity Incentive Plan, 300,000 common shares for issuance upon exercise of stock options by directors, of which 227,250 were reserved for options currently outstanding and 72,750 reserved for future issuances;
•
pursuant to our 2024 Equity Inducement Plan, 23,191,163 common shares for issuance upon exercise of stock options and settlement of PSUs by employees and officers of ours, of which 5,318,929 were reserved for options currently outstanding, 13,507,234 were reserved for PSUs and RSUs currently outstanding and 4,365,000 reserved for future issuances;
•
125,000 common shares for issuance upon exercise of stock options granted in accordance with Nasdaq Listing Rule 5635(c)(4) as a material inducement to new employees to enter into employment agreements with us;
•
pursuant to our 2017 Employee Stock Purchase Plan, 1,386,816 common shares reserved for future issuance;
•
142,857 shares of common stock subject to warrants outstanding from our August 2020 financing;
•
4,093,141 shares of common stock subject to warrants outstanding from our November 2022 financing;
•
16,298,166 shares of common stock subject to warrants outstanding from our June 2025 financing;
•
49,518,569 shares of common stock subject to warrants outstanding from our April 2026 financing; and
•
pursuant to our contingent convertible debt agreement, and subject to certain terms and conditions, 2,458,649 common shares for issuance upon conversion of part or all of the outstanding aggregate original principal amount of indebtedness and any accrued and unpaid interest.

We have no shares of preferred stock outstanding.

The form of the proposed amendment to our certificate of incorporation to effect the increase in the number of our authorized shares of common stock is attached as Appendix A to this proxy statement. If the amendment is approved by the requisite vote of the stockholders, we will file an amended and restated certificate of incorporation with the Delaware Secretary of State as soon as reasonably practicable after the Annual Meeting. The amendment shall become effective upon filing with the Delaware Secretary of State.

Possible Effects of the Amendment

The newly authorized shares of our common stock will have all the powers, preferences, and rights of the shares of our common stock presently authorized. The amendment will not affect the rights of current holders of our common stock, none of whom have preemptive or similar rights to acquire the newly authorized shares. Therefore, approval of the amendment and any subsequent issuance of additional shares of our common stock would not affect a current common stockholder’s rights as a stockholder, except for any dilutive effects of a potential increase in the number of outstanding shares of our common stock to, among other things, earnings per share, book value per share and the voting power of current holders of our common stock. The amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders until additional shares are issued.

As is true for shares of our common stock presently authorized but unissued, the future issuance of our common stock authorized by the amendment may, among other things, decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of our common stock.

Potential Anti-takeover Effects of the Amendment

The SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. The increase in the number of shares of our common stock available for issuance could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors. It could potentially deter takeovers, including takeovers that our Board of Directors has determined are not in the best interest of our stockholders, in that additional shares of common stock could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares of common stock so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares of common stock to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The increase in the number of authorized shares of common stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the amendment may limit the opportunity for our stockholders to dispose of their shares of common stock at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares, to the extent they remain unissued, to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. Although the amendment has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the amendment could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares of common stock over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our common stock.

Consequences if Stockholder Approval for the Amendment Is Not Obtained

If stockholder approval for the amendment is not obtained, we will not be able to file the amendment to our third amended and restated certificate of incorporation to effect the increase of our authorized shares of our common stock from 150,000,000 to 300,000,000. Our limited number of authorized shares of our common stock that are neither outstanding nor reserved for issuance could adversely affect our ability to issue equity-based compensation to our employees, directors and consultants, to use equity-based compensation as employment inducement and retention tools, to raise capital through equity financings or engage in strategic transactions.

We would also be obligated to hold a special meeting of our stockholders to approve such amendment, and until such time that we are able to secure approval of such amendment and file the amendment with the Delaware Secretary of State, we may be in breach of our obligations to deliver shares pursuant to the common warrants and pre-funded warrants issued in the private placement and subject to certain financial penalties pursuant to the terms of such warrants.

Vote Required

Approval of the resolution will require the affirmative vote of the majority of shares properly cast upon the proposal at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted “FOR” the approval of the resolution. Abstentions and broker non‑votes are not votes cast and therefore will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions, and other biographical information as of May 15, 2026 are set forth below. Executive officers are appointed by our Board of Directors to hold office until their successors are elected and qualified. There are no family relationships among our directors or executive officers.

Name	Age	Position With the Company
Andrew D. Goldberg(1)	44	Chief Executive Officer and President
Erik Atkisson	54	Chief Legal Officer
Craig Donnelly	49	Chief Operations Officer
Mark Oki	57	Chief Financial Officer
Mark Rubinstein	58	Chief Medical Officer

(1)
Dr. Goldberg was appointed to his position on April 18, 2026 following the resignation of Mr. Stewart.

Following are the biographies of Erik Atkisson, Craig Donnelly, Mark Oki and Mark Rubinstein. The biography of Dr. Goldberg is located above under the heading “Board of Directors.”

Erik Atkisson has served as our Chief Legal Officer since October 2025. From January 2024 to October 2025, Mr. Atkisson served as a Strategic Life Sciences Consultant where he provided legal, business and compliance advice to small and mid-size life sciences companies. From February 2023 through January 2024, Mr. Atkisson served as General Counsel and Chief Compliance Officer of Rain Oncology Inc., a clinical-stage biotechnology research company formerly listed on Nasdaq. From August 2021 to February 2023, Mr. Atkisson served as General Counsel, Corporate Secretary and Chief Compliance Officer of Eiger BioPharmaceuticals, a commercial-stage biopharmaceutical company formerly listed on Nasdaq. From August 2019 to August 2021, Mr. Atkisson served as Chief Compliance Officer and Legal Counsel of Cytokinetics, Inc., a late-stage biotechnology research company. From 2014 to 2018, Mr. Atkisson held several positions at Impax Laboratories, LLC (now Amneal Pharmaceuticals), a commercial-stage biopharmaceuticals company, most recently as Senior Director – Healthcare, Commercial and Employment Law. From 2010 to 2014, Mr. Atkisson served as Senior Counsel of BioMarin Pharmaceutical Inc., a commercial-stage pharmaceutical company. Mr. Atkisson began his career as an associate at the law firms Bingham McCutchen LLP and Reed Smith LLP. Mr. Atkisson received his bachelor's degree from Harvard University, a Master of Science degree from The University of Edinburgh, and his Juris Doctorate from the Georgetown University Law Center.

Craig Donnelly has served as our Chief Operations Officer since September 2025. From March 2024 to September 2025, Mr. Donnelly served as our Executive Vice President, CMC and Regulatory CMC, and from March 2023 to February 2024, he served as our Senior Vice President, CMC and Regulatory CMC. Prior to joining us, from October 2022 to February 2023, Mr. Donnelly served as Vice President, CMC and Regulatory CMC at NuCana plc, a clinical-stage biopharmaceutical company, and as Senior Director, CMC and Regulatory Affairs, from January 2021 to October 2022. Previously, Mr. Donnelly held senior roles in CMC and regulatory functions at ICON plc (formerly Mapi), a contract research organization, and F. Hoffmann-La Roche Ltd., a multinational healthcare company. He began his career at Pfizer Inc. as an analytical chemist before advancing to a project leadership role, and served as a Team Leader at Almac Sciences, a contract development and manufacturing organization. Mr. Donnelly holds a Bachelor’s degree with Honors in Chemical and Pharmaceutical Sciences from the University of Sunderland.

Mark Oki has served as Chief Financial Officer since December 2024. From January 2022 to November 2024, Mr. Oki served as Chief Financial Officer of Aytu Biopharma, Inc., a pharmaceutical company focused on commercializing novel therapeutics and consumer healthcare products. From 2015 through January 2022, Mr. Oki served as Chief Financial Officer of Vivus LLC (formerly Vivus Inc.), a commercial-stage pharmaceutical company formerly listed on Nasdaq. From 2006 to 2015, Mr. Oki held several positions at Alexza Pharmaceuticals, Inc., a publicly listed specialty pharmaceutical company, most recently as Senior Vice President, Finance, Chief Financial Officer and Secretary. Before Alexza, Mr. Oki held roles of increasing responsibility at Pharmacyclics, Inc. and Incyte Genomics, Inc. (now Incyte Corporation), both life sciences companies. Mr. Oki began his career in public accounting at Deloitte & Touche, LLP (now Deloitte). Mr. Oki received his degree in Business Administration – Accounting and graduated with honors from San Jose State University and is a Certified Public Accountant (inactive).

Mark L. Rubinstein, M.D. has served as our Chief Medical Officer since October 2025. From September 2024 to October 2025, Dr. Rubinstein served as our Vice President, Head of Medical Affairs, and from June 2024 to September 2024, he served as a Medical Affairs consultant to the Company. Prior to joining Achieve, from May 2022 to June 2024, Dr. Rubinstein served as Head of Medical Affairs at Blip, a smoking cessation products company. From July 2019 to May 2022, he served as Vice President, Global Scientific Affairs and Clinical Operations at Juul Labs, Inc., an electronic cigarette company. From 2003 to 2019, Dr. Rubinstein served as a Professor in the Department of Pediatrics at the University of California, San Francisco (UCSF), and is now Professor Emeritus of Pediatrics. Dr. Rubinstein earned his M.D. from Yale School of Medicine and completed his Internal Medicine residency at Yale–New Haven Hospital. He is board certified in Internal Medicine and Adolescent Medicine.

EXECUTIVE COMPENSATION

During fiscal year 2025, our NEOs, who are our principal executive officer and the two most highly compensated executive officers, and their respective positions were as follows: Richard Stewart, former Chief Executive Officer, Erik Atkisson, Chief Legal Officer, and Jaime Xinos, Chief Commercial Officer (collectively referred to herein as the NEOs, or individually as an NEO). Mr. Atkisson was appointed as Chief Legal Officer on October 20, 2025 and Mr. Stewart resigned from his position as Chief Executive Officer on April 17, 2026. Ms. Xinos will cease to serve as our Chief Commercial Officer on May 31, 2026.

Summary Compensation Table

The following table sets forth information regarding the compensation of our NEOs for each of the fiscal years ended December 31, 2025 and 2024. The components of the compensation reported in the Summary Compensation Table are described below.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Richard Stewart,	2025	615,000		522,900	—	230,625	—	1,368,525
Former Chief Executive Officer	2024	509,879		637,000	206,420	382,253	—	1,735,552
Erik Atkisson	2025	130,255	(4)	853,148	—	—	—	983,403
Chief Legal Officer(4)	—	—		—	—	—	—	—
Jaime Xinos,	2025	450,000		311,000	48,601	135,000	—	944,601
Former Chief Commercial Officer	2024	414,166		222,950	170,854	248,500	—	1,056,470

(1)
The dollar amounts in this column reflect the aggregate grant date fair value of performance-based restricted stock units, or PSUs, granted during the fiscal year in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 for stock-based compensation, based upon the probable outcome of the performance conditions as of the grant date. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 10 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. These amounts do not correspond to the actual cash value that will be recognized by each of the NEOs when received.
(2)
The dollar amounts in this column reflect the aggregate grant date fair value of shares of common stock subject to stock options granted during the fiscal year in accordance with FASB ASC Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by each of the NEOs when received. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see Note 10 to our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)
The dollar amounts in this column reflect the aggregate non-equity incentive plan compensation earned by each NEO in 2025 and paid in early 2026. For more information, see “—2025 Bonuses” below.
(4)
Mr. Atkisson's employment commenced in October 2025. The dollar amount in this column reflects his 2025 pro-rated salary.

The Compensation Philosophy and 2025 Executive Compensation Program

Our Compensation Committee has adopted a pay for performance philosophy. We do not have any formal policies for allocating compensation among salary, annual cash incentive awards and long-term incentive equity grants, short- and long-term compensation or among cash and non-cash compensation. Instead, our Compensation Committee and our Board of Directors exercise judgment to establish a total compensation program for each NEO that is a mix of current, short- and long-term incentive compensation, and cash and non-cash compensation, that our Compensation Committee and Board of Directors believe is appropriate to achieve the goals of our executive compensation program and our corporate objectives. In setting the elements of compensation, our Compensation Committee considers prior compensation paid and amounts realizable from prior stock-based awards, as well as other benefits provided by the Company. Our 2025 executive compensation program was designed to motivate our executive officers to achieve key business goals and objectives by linking their performance and the Company’s performance to the compensation our executive officers receive. As such, we intend for a significant portion of the total compensation of our executive officers to be based on measures that support our Company goals and objectives over both the long and short term. To strengthen this link, we define clear and measurable quantitative objectives that are designed to foster achievement of results and returns to stockholders. Our Compensation Committee undertakes to maintain an overall compensation structure designed to attract, retain and motivate management and employees by providing appropriate incentives based on individual contribution and performance and avoiding undue emphasis on short-term market value.

Our Compensation Committee engages the services of Aon Human Capital Solutions practice, a division of Aon plc, or Aon, to assist with ensuring that the goals of the compensation program are met and is consistent with the compensation of companies that are similar in size, stage of development and complexity as our Company.

Each compensation element is discussed in more detail below and in the section titled "Summary Compensation Table" above and "Outstanding Equity Awards at Fiscal Year-End" below.

Annual Base Salary

Base salaries for executive officers are reviewed annually in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels for similar positions at peer companies after taking into account individual responsibilities, performance, experience and other factors. Our Compensation Committee reviews competitive market data prepared by Aon when determining base salaries of our NEOs. Base salaries are targeted to approximately the 50th percentile range of comparable peer companies in aggregate. Salary increases are recommended to, and approved at the discretion of, the Board of Directors. The following table shows the annual base salaries for 2024 and 2025 for our named executive officers:

Name	2025 Base Salary ($)	2024 Base Salary ($)
Richard Stewart	615,000	615,000
Erik Atkisson	440,000	—
Jaime Xinos	450,000	450,000

2025 Equity Awards

Equity awards are granted to executive officers at the discretion of the Compensation Committee. Our Compensation Committee reviews competitive market data prepared by Aon in connection with its grant of long-term equity incentive awards to the named executive officers at the market 50th to 75th percentile which is a higher target than our cash compensation to provide economic value as we are a clinical development-stage specialty pharmaceutical company and have not generated revenue to date. A blended approach of options and PSUs were awarded to attract and retain highly skilled employees and provide long term incentive and performance-based goals which we believe are aligned with motivating our NEOs to enhance stockholder value. Our Compensation Committee believes that this mix of stock options and PSUs is appropriate given the Company's stage of development and the Company's pay for performance philosophy.

In January 2025, the Compensation Committee granted options to purchase 20,000 shares of common stock to Jaime Xinos. The stock options have an exercise price of $3.32 per share, which was the closing price of our stock on the date of grant, and vest as to one-fourth of the total on December 6, 2025, and thereafter vest in equal monthly installments over 36 months. The Compensation Committee also granted 157,500 PSUs to Richard Stewart that vested as to 100% on the acceptance of our New Drug Application, or NDA, for cytisinicline with the U.S. Food and Drug Administration, or FDA and 100,000 PSUs to Ms. Xinos that vested as to 20% on the acceptance of our NDA for cytisinicline with the FDA; 80% on the FDA approval of the NDA; or 100% upon consummation of a corporate transaction, in each case within the applicable performance period specified in the award agreement. The Compensation Committee determined these goals were rigorous, but achievable, and as the NDA submission and acceptance is our next pivotal stage for the advancement of cytisinicline, will provide value to our stockholders and reflect our commitment to move cytisinicline to commercialization. In December 2025, the Compensation Committee granted an option to purchase 250,000 shares of common stock to Erik Atkisson as an inducement to his employment. The stock options have an exercise price of $4.78 per share, which was the closing price of our stock on the date of grant, and vest as to one-fourth on October 20, 2026, and thereafter vest in equal monthly installments over 36 months.

2025 Bonuses

Annual cash bonuses for our executive officers are based on the achievement of corporate performance objectives that our Compensation Committee determined were rigorous, but achievable. In 2025, these goals included the achievement of an NDA submission accepted by the FDA for filing, CMC and commercial readiness activities for cytisinicline launch, and stretch goals that would have significant US public health impact. Our Compensation Committee determined that in aggregate, 75% of our 2025 corporate performance objectives were achieved.

With respect to the payment of these bonuses, Mr. Stewart’s target bonus was equal to 50% of his annual base salary of $615,000 and Ms. Xinos’ target bonus was equal to 40% of her annual base salary of $450,000. Mr. Atkisson commenced employment in October 2025 and was not eligible for a bonus. The aggregate 2025 non-equity incentive compensation awarded to each of these individuals is equal to 75% of their target bonus, which reflects the achievement level of our 2025 corporate goals.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the outstanding equity awards held by the NEOs as of December 31, 2025.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Market Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)	Number of Shares or Units or Other Rights that Have Not Vested(#)	Market Value of Shares or Units or Other Rights that Have Not Vested ($)
Richard Stewart,	2,600	—	67.40	07/26/28	(1)	—		—	—	—
Former Chief Executive	5,050	—	51.20	09/20/28	(2)	—		—	—	—
Officer	3,750	—	28.40	01/29/29	(3)	—		—	—	—
	1,250	—	28.40	01/29/29	(4)	—		—	—	—
	22,500	—	11.20	01/28/30	(5)	—		—	—	—
	15,000	—	10.36	11/16/30	(6)	—		—	—	—
	50,000	—	13.09	01/26/31	(7)	—		—	—	—
	45,000	—	8.26	01/03/32	(8)	—		—	—	—
	72,917	2,083	4.90	01/25/33	(9)	—		—	—	—
	38,333	21,667	4.55	01/22/34	(10)	—		—	—	—
	—	—	—	—		75,000	(11)	372,750	—	—

Erik Atkisson,	—	250,000	4.78	12/04/35	(12)	—		—	—	—
Chief Legal Officer

Jaime Xinos,	1,370	—	578.00	08/01/27	(13)
Former Chief Commercial	1,000	—	67.40	07/26/28	(1)	—		—	—	—
Officer	1,850	—	51.20	09/20/28	(2)	—		—	—	—
	1,500	—	28.40	01/29/29	(3)	—		—	—	—
	500	—	28.40	01/29/29	(4)	—		—	—	—
	10,000	—	11.20	01/28/30	(5)	—		—	—	—
	12,000	—	10.36	11/16/30	(6)	—		—	—	—
	25,000	—	13.09	01/26/31	(7)	—		—	—	—
	22,500	—	8.26	01/03/32	(8)	—		—	—	—
	31,597	903	4.90	01/25/33	(9)	—		—	—	—
	13,417	7,583	4.55	01/22/34	(10)	—		—	—	—
	7,500	22,500	4.52	12/06/34	(14)	—		—	—	—
	5,000	15,000	3.32	01/13/35	(15)	—		—	—	—
	—	—	—	—		32,500	(11)	161,525	—	—
	—	—	—	—		80,000	(16)	397,600	—	—

(1)
These stock options were granted under the 2017 Equity Incentive Plan and were fully vested on July 26, 2022.
(2)
These stock options were granted under the 2018 Equity Incentive Plan and were fully vested on September 20, 2022.
(3)
These stock options were granted under the 2018 Equity Incentive Plan and were fully vested on January 29, 2023.
(4)
These stock options were granted under the 2018 Equity Incentive Plan and vested on June 12, 2021.
(5)
These stock options were granted under the 2018 Equity Incentive Plan and were fully vested on January 28, 2024.
(6)
These stock options were granted under the 2018 Equity Incentive Plan and were fully vested on June 30, 2023.
(7)
These stock options were granted under the 2018 Equity Incentive Plan and were fully vested on January 26, 2025.
(8)
These stock options were granted under the 2018 Equity Incentive Plan and were fully vested on January 3, 2025.
(9)
These stock options were granted under the 2018 Equity Incentive Plan and vested as to one-third on January 25, 2024 and then vest monthly over a 24-month period.
(10)
These stock options were granted under the 2018 Equity Incentive Plan and vested as to one-third on January 22, 2025 and then vest monthly over a 24-month period.
(11)
These PSUs were granted under the 2018 Equity Incentive Plan and vest as to 50% upon the filing of a NDA for cytisinicline with the FDA, within the applicable performance period specified in the award agreements, and 50% upon FDA acceptance of the NDA within 60 days of submission; or 100% upon either marketing approval of cytisinicline by the FDA or an acquisition of us occurring within the applicable performance period specified in the award agreements.
(12)
These stock options were granted under the 2024 Equity Inducement Plan and vest as to one-fourth on October 20, 2026 and then vest monthly over a 36-month period.
(13)
These stock options were granted under the 2017 Equity Incentive Plan and were fully vested on August 15, 2021.

(14)
These stock options were granted under the 2018 Equity Incentive Plan and vest as to one-fourth on December 6, 2025 and then vest monthly over a 36-month period.
(15)
These stock options were granted under the 2018 Equity Incentive Plan and vest as to one-fourth on December 6, 2025 and then vest monthly over a 36-month period.
(16)
These PSUs were granted under the 2018 Equity Incentive Plan and vest as to 20% upon the acceptance of a NDA for cytisinicline by the FDA; and 80% upon approval of cytisinicline for smoking cessation by FDA.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officers, or PEOs and our other NEOs, or Non-PEO NEOs, and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The Compensation Committee undertakes to maintain an overall compensation structure designed to attract, retain and motivate management and employees by providing appropriate incentives based on individual contribution and performance and avoiding undue emphasis on short-term market value. The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs; these amounts reflect the Summary Compensation Table total with certain adjustments as described in the following table and footnotes.

Year	Summary Compensation Table Total for PEO(1) $	Summary Compensation Table Total for PEO(2) $	Compensation Actually Paid to PEO (1)(4) $	Compensation Actually Paid to PEO (2)(4) $	Average Summary Compensation Table Total for Non-PEO NEOs(3) $	Average Compensation Actually Paid to Non-PEO NEOs $	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5) $`	Net Income/(Loss) $

2025	1,368,525	—	1,495,977	—	964,002	1,741,270	202.86	(54,648,000)
2024	1,735,552	2,518,977	1,486,755	2,199,924	1,148,588	1,618,927	143.67	(39,827,000)
2023	—	1,697,957	—	1,635,000	1,276,685	1,236,370	168.16	(29,815,000)

(1)
Richard Stewart was our Chief Executive Officer until April 2026 and was our PEO since August 2024 and in 2025; he was a non-PEO NEO in 2023 and until August 2024.
(2)
John Bencich was our PEO in 2023 and 2024 (until August); he was our Chief Executive Officer from September 2020 to August 2024.
(3)
Cindy Jacobs was a non-PEO NEO in 2023 and 2024. Mark Oki was a non-PEO NEO in 2024. Jaime Xinos was a non-PEO NEO in 2025 and Erik Atkisson has been a non-PEO NEO since December 2025.
(4)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards columns are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.
(5)
Represents the cumulative total return on $100 invested in the Company’s common stock as of the last day of public trading of the Company’s common stock in fiscal year 2022 through the last day of public trading of the Company’s common stock in the applicable fiscal year for which the cumulative total return is reported.

Year	Summary Compensation Table Total for PEO ($)(1)	Summary Compensation Table Total for PEO ($)(2)	Exclusion of Stock Awards and Option Awards for PEO ($)(1)	Exclusion of Stock Awards and Option Awards for PEO ($)(2)	Inclusion of Equity Values for PEO ($)(1)	Inclusion of Equity Values for PEO ($)(2)	Compensation Actually Paid to PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)
2025	1,368,525	—	(522,900)	—	650,352	—	1,495,977	—
2024	1,735,552	2,518,977	(843,420)	(1,054,275)	594,623	735,222	1,486,755	2,199,924
2023	—	1,697,957	—	(916,207)	—	853,250	—	1,635,000

(1)
Richard Stewart was our Chief Executive Officer and our PEO from August 2024 to April 2026; he was a non-PEO NEO in 2023 and until August 2024.
(2)
John Bencich was our PEO in 2023 and 2024 (until August); he was our Chief Executive Officer from September 2020 to August 2024.

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	964,002	(606,374)	1,383,642	1,741,270
2024	1,148,588	(745,288)	$1,215,627	1,618,927
2023	1,276,685	(618,440)	578,125	1,236,370

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following table for Richard Stewart and John Bencich, respectively:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2025	—	105,419	466,200	78,733	—	650,352
2024	675,387	(66,747)	—	(14,017)	—	594,623

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2025	—	—	—	—	—	—
2024	616,000	—	152,156	(32,934)	—	735,222
2023	740,911	(8,318)	—	120,657	—	853,250

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non- PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	1,251,743	36,419	67,705	27,775	—	1,383,642
2024	1,278,736	(53,100)	—	(10,009)	—	1,215,627
2023	500,115	(3,409)	—	81,419	—	578,125

Pay Versus Performance Table

The illustrations below provide a graphical description of compensation actually paid (as calculated in accordance with the SEC rules) and the following measures: (i) our cumulative total shareholder return, or TSR; and (ii) our net income (loss).

Compensation Actually Paid (Cap) and TSR

As shown in the following graph, the compensation actually paid, or CAP, to Mr. Stewart and the average amount of compensation actually paid to our Non-PEO NEOs during the periods presented are negatively correlated. We do utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. For example, part of the compensation our named executive officers are eligible to receive consists of annual performance-based cash bonuses which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. Additionally, we view stock options, which are an integral part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These stock option awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

Compensation Actually Paid and Net Income (Loss)

Because we are not a commercial-stage company, we did not have any revenue during the periods presented and our company has not historically looked to net income (loss) as a performance measure for our executive compensation program.

Potential Payments Upon Termination/Change of Control

Change of Control Under Our Equity Compensation Plans

The following discussion sets forth the change of control provisions provided for in our various equity compensation plans.

2017 Equity Incentive Plan

Under the 2017 Equity Incentive Plan, or the 2017 Plan, unless otherwise determined by our Compensation Committee, all outstanding awards will be subject to the agreement governing the change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the full or partial acceleration of the award, the settlement of the award in cash, cash equivalents or securities of the successor entity (or its parent, if any) or the cancellation of the award in exchange for no consideration. In the event the successor corporation in the change of control transaction refuses to either assume, convert, replace or substitute awards, then our Compensation Committee will notify the award holder in writing or electronically that such award will be exercisable for a period of time determined by our Compensation Committee (in its sole discretion) and that the award will terminate upon expiration of such period. Upon the effectiveness of our 2018 Equity Incentive Plan, we ceased granting equity awards under our 2017 Plan.

In addition, in the event of a change of control, the vesting of all awards granted to our non-employee directors shall accelerate and any stock option shall become exercisable (as applicable) in full as of the time of consummation of such change in control transaction.

2018 Equity Incentive Plan

Under the 2018 Equity Incentive Plan, unless otherwise determined by our Compensation Committee, all outstanding awards will be subject to the agreement governing the change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the full or partial acceleration of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any) or the cancellation of the award in exchange for no consideration. In the event the successor corporation in the change of control transaction refuses to either assume, convert, replace or substitute awards, then our Compensation Committee will notify the award holder in writing or electronically that such award will be exercisable for a period of time determined by our Compensation Committee (in its sole discretion) and that the award will terminate upon expiration of such period.

In addition, in the event of a change of control, the vesting of all awards granted to our non-employee directors shall accelerate and any stock options shall become exercisable in full as of the time of consummation of such change in control transaction.

2023 Non-Employee Director Equity Incentive Plan

Under the 2023 Non-Employee Director Equity Incentive Plan, unless otherwise determined by our Compensation Committee, all outstanding awards will be subject to the agreement governing the change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any). In addition, in the event of a change of control, the vesting of all awards granted to our non-employee directors shall accelerate and any stock options shall become exercisable in full as of the time of consummation of such change in control transaction.

2024 Equity Inducement Plan

Under the 2024 Equity Inducement Plan, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing such change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the full or partial acceleration of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any) or the cancellation of the award in exchange for no consideration. In the event the successor corporation in the change of control transaction refuses to either assume, convert, replace or substitute awards, then the compensation committee will notify the award holder in writing or electronically that such award will be exercisable for a period of time determined by the compensation committee (in its sole discretion) and that the award will terminate upon expiration of such period.

Termination and Change of Control Provisions Under Employment Agreements

During the year ended December 31, 2025, we had at-will employment agreements in place with each of our NEOs that provided for compensation upon the termination of their employment under certain circumstances, as described below.

Stewart Agreement

Our agreement (through a United Kingdom subsidiary) with Richard Stewart, referred to as the Stewart Agreement, provided Mr. Stewart with termination benefits in the event of a Qualifying Termination, which is a termination without cause or for good reason (each as defined in the Stewart Agreement), provided that, in the case of termination for good reason, Mr. Stewart provided us within 60 days of becoming aware of conditions giving rise to a good reason written notice and an opportunity to cure such breach within 30 days of being served the notice.

The Stewart Agreement provided that if a Qualifying Termination occurred, we were obligated to pay Mr. Stewart a lump sum payment equal to 18 months of his then-current base salary and continue paying his monthly health insurance premiums for a period determined by us, not to exceed the applicable COBRA continuation period. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there was a Qualifying Termination, each of Mr. Stewart’s then outstanding equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria, accelerated and became vested and exercisable as to an additional 18 months as if Mr. Stewart had continued in employment for 18 months following his Qualifying Termination.

The Stewart Agreement provided for specific termination benefits upon a Qualifying Termination that occurred within 12 months after the Company was subject to a corporate transaction, or Corporate Qualifying Termination. Upon such a Corporate Qualifying Termination, we would be obligated to pay Mr. Stewart a lump sum equal to (i) his monthly salary at the rate in effect immediately prior to the termination multiplied by 24, plus (ii) 100% of his target annual bonus for the year during which the termination occurred. In addition, we would be obligated to continue payment of his health insurance premiums for a period determined by us, not to exceed the applicable COBRA continuation period, subject to certain limitations. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Corporate Qualifying Termination, each of Mr. Stewart’s then outstanding equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria, would accelerate and become vested and exercisable as to 100% of the then unvested shares subject to the equity award, effective as of Mr. Stewart’s separation from service.

On April 15, 2026, Mr. Stewart informed our Board of Directors of his intention to step down from his position as our Chief Executive Officer and President, effective as of April 18, 2026 (the “Separation Date”). In connection with his separation, on May 8, 2026, we and Mr. Stewart entered into a Settlement Agreement (the “Separation Agreement”) that includes (i) termination payments in an aggregate amount of $1,332,500, (ii) the vesting of the number of shares subject to Mr. Stewart’s outstanding equity awards on the Separation Date which would otherwise have vested if Mr. Stewart had continued in employment with us until October 31, 2027 and (iii) the right for Mr. Stewart to receive an additional bonus of $76,875 for 2025 if the Company determines that additional amounts are to be paid under the 2025 bonus scheme to other eligible employees as a result of achievement of the 2025 corporate goals above 75%. The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Separation Agreement, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2026.

All termination benefits in the event of a Qualifying Termination or a Corporate Qualifying Termination are subject to Mr. Stewart’s execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

Atkisson Agreement

Our agreement with Erik Atkisson, referred to as the Atkisson Agreement, provides Mr. Atkisson with termination benefits in the event of an Involuntary Termination, which is a termination without cause, a resignation for good reason or a termination for disability (each as defined in the Atkisson Agreement), provided that, in the case of termination for good reason, Mr. Atkisson has provided us with 30 days’ advance written notice and an opportunity to cure such breach during such 30-day period.

The Atkisson Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Mr. Atkisson a lump sum payment equal to 12 months of his then-current base salary. In addition, if Mr. Atkisson elects to continue his and his dependents’ health insurance coverage under COBRA, we must pay up to 12 months of Mr. Atkisson's monthly premium under COBRA. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Mr. Atkisson’s outstanding compensatory equity awards, which includes outstanding stock options granted to Mr. Atkisson under our equity compensation plans, that would have time-vested if Mr. Atkisson had continued in employment for 12 months following his Involuntary Termination.

The Atkisson Agreement provides for specific termination benefits if an Involuntary Termination occurs during the period beginning three months before and ending 12 months after a change in control or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control, or such Involuntary Termination is made at the express request of the other party or parties to the transaction constituting such change in control, each of which events is referred to as a Change in Control Termination. Upon such a Change in Control Termination, we will be obligated to pay Mr. Atkisson 24 months of his then-current base salary, plus a sum equal to 24 months of his average monthly bonus earnings, where such average is calculated over the 24-month period immediately preceding Mr. Atkisson's separation from services and based on Mr. Atkisson's bonuses paid in such 24-month period. In addition, our payment of monthly COBRA premiums as described above will be for up to 24 months instead of up to 12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, including performance vesting restrictions, will immediately lapse on all of Mr. Atkisson's compensatory equity effective as of his separation from service.

All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Mr. Atkisson's execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

Xinos Agreement

Our agreement with Jaime Xinos, referred to as the Xinos Agreement, provides Ms. Xinos with termination benefits in the event of an Involuntary Termination, which is a termination without cause, a resignation for good reason or a termination for disability (each as defined in the Xinos Agreement), provided that, in the case of termination for good reason, Ms. Xinos has provided us with 30 days’ advance written notice and an opportunity to cure such breach during such 30-day period.

The Xinos Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Ms. Xinos a lump sum payment equal to 12 months of her then-current base salary. In addition, if Ms. Xinos elects to continue her and her dependents’ health insurance coverage under COBRA, we must pay up to 12 months of Ms. Xinos’ monthly premium under COBRA. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Ms. Xinos’ outstanding compensatory equity awards, which includes outstanding stock options granted to Ms. Xinos under our equity compensation plans, that would have time-vested if Ms. Xinos had continued in employment for 12 months following her Involuntary Termination.

The Xinos Agreement provides for specific termination benefits if an Involuntary Termination occurs during the period beginning three months before and ending 12 months after a change in control or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control, or such Involuntary Termination is made at the express request of the other party or parties to the transaction constituting such change in control, each of which events is referred to as a Change in Control Termination. Upon such a Change in Control Termination, we will be obligated to pay Ms. Xinos 24 months of her then-current base salary, plus a sum equal to 24 months of her average monthly bonus earnings, where such average is calculated over the 24-month period immediately preceding Ms. Xinos’ separation from services and based on Ms. Xinos’ bonuses paid in such 24-month period. In addition, our payment of monthly COBRA premiums as described above will be for up to 24 months instead of up to 12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, including performance vesting restrictions, will immediately lapse on all of Ms. Xinos’ compensatory equity effective as of her separation from service.

In connection with Ms. Xinos ceasing to serve as our Chief Commercial Officer on May 31, 2026, we expect to enter into a separation agreement with Ms. Xinos, which will provide for the severance benefits described above in the event of an Involuntary Termination.

All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Ms. Xinos’ execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock by the following persons as of May 15, 2026, except as otherwise noted in the footnotes to the table:

•
each person, entity or group who we know to beneficially own five percent or more of our voting securities;
•
each of our directors and director nominees;
•
each of our NEOs identified in the Summary Compensation Table; and
•
all of our directors and executive officers as a group.

The address of each beneficial owner listed in the table is c/o Achieve Life Sciences, Inc., 22722 29th Drive SE, Suite 100, Bothell, Washington 98021. The percentages in the table below are based on 102,659,057 shares of our common stock outstanding as of May 15, 2026. Except as indicated in the footnotes to the table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in the table is based on our records and information filed with the SEC, unless otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percent of Class(%)(a)
5% or Greater Stockholders:
venBio Global Strategic Fund V, L.P.(1)	10,163,246	9.99
Paradigm BioCapital International Fund Ltd.(2)	9,903,712	9.65
Franklin Resources, Inc.(3)	8,294,915	8.08
Frazier Life Sciences (4)	7,464,836	7.27
TPG LSI Rise Auriga L.P.(5)	6,877,580	6.70
Venrock Healthcare Capital Partners III, L.P.(6)	5,502,064	5.36
Named Executive Officers and Directors:
Erik Atkisson	—	*
Stuart Duty(7)	110,250	*
Jeffrey Farrow	—	*
Andrew D. Goldberg	—	*
Lucian Iancovici	—	*
Bridget Martell(8)	104,550	*
Chris Martin	—	*
Nancy R. Phelan(9)	55,125	*
Aaron Royston	—	*
Thomas Sellig(10)	110,250	*
Kristen Slaoui(11)	55,125	*
Richard Stewart(12)	802,454	*
Reid Waldman	—	*
Jaime Xinos(13)	219,361	*
All current officers and directors as a group (18 persons)(14)	1,867,505	1.8

* Less than 1%

(a)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, common warrants and pre-funded warrants currently exercisable, or exercisable within 60 days of May 15, 2026, are deemed outstanding for computing the percentage of the person holding such options, common warrants or pre-funded warrants but are not deemed outstanding for computing the percentage of any other person.
(1)
Based on the Schedule 13D filed by venBio Global Strategic Fund V, L.P. ("venBio Fund") and venBio Global Strategic GP V, LLC ("General Partner V"), venBio Fund entered into a securities purchase agreement on April 15, 2026 and directly holds 5,914,720 shares of common stock. In addition to the aforementioned securities, venBio Fund owns an aggregate of 4,822,597 shares of common stock that venBio Fund has the right to acquire within 60 days upon exercise of common warrants. As reported in the statement, the common warrants are subject to a beneficial ownership limitation, such that the holders may not exercise the warrants to the extent such exercise would result in the holders or any member of the holder’s Section 13(d) affiliate “group” beneficially owning more than 9.99% of our common stock. In this regard, the beneficial ownership reflected in the table above includes an aggregate of 4,248,526 shares underlying common warrants that are held by venBio Fund and are deemed exercisable for shares of common stock within the beneficial ownership limitation, and it excludes an aggregate of 574,071 shares underlying such common warrants. Aaron Royston, a member of our board of directors, Robert Adelman and Corey Goodman are each a member of General Partner V and may be deemed to share voting and dispositive power over the shares held by venBio Fund. The address is 1700 Owens Street, Suite 595, San Francisco, CA 94158.
(2)
Based on a Schedule 13G filed by Paradigm BioCapital Advisors LP (the "Adviser"), Paradigm BioCapital Advisors GP LLC (the "Adviser GP"), Senai Asefaw, M.D. ("Senai Asefaw"), and Paradigm BioCapital International Fund Ltd. (the "Fund"). The Fund is a private investment vehicle. The Fund and one or more separately managed accounts managed by the Adviser (the "Account") directly beneficially own the common stock as reported. The Fund beneficially owns 4,343,768 shares of common stock and an additional 4,343,768 shares of common stock underlying common warrants and the Account beneficially owns 608,088 shares of common stock and an additional 608,088 shares of common stock underlying the common warrants. The Adviser is the investment manager of the Fund and the Account. The Adviser GP is the general partner of the Adviser. Senai Asefaw is the managing member of the Adviser GP. The Adviser, the Adviser GP and Senai Asefaw may be deemed to beneficially own the common stock directly beneficially owned by the Fund and the Account. The address of the Fund is c/o Walkers, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands. The address of the Adviser, the Adviser GP and Senai Asefaw is 767 Third Avenue, 17th Floor, New York, NY 10017.
(3)
Based together on the investment in our April 2026 private placement described under the heading "Certain Relationships and Related Transactions, and Director Independence—Sales of Securities—April 2026 Private Placement" and on a Schedule 13G filed by Franklin Resources, Inc. ("FRI"); Charles B. Johnson ("C. Johnson"); Rupert H. Johnson, Jr. ("R. Johnson"); and Franklin Advisers, Inc. Franklin Advisers, Inc. owns 6,369,193 shares of common stock, which includes 2,000,000 shares of common stock issuable on the exercise of common warrants. C. Johnson and R. Johnson may each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. The securities reported are beneficially owned by one or more open or closed end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. The investment management subsidiaries may be deemed to be the beneficial owners in this Schedule 13G. The address for FRI is One Franklin Parkway, San Mateo, CA 94403-1906.
(4)
Based on a Schedule 13G filed by Frazier Life Sciences Public Fund, L.P. ("FLSPF"); FHMLSP, L.P.; FHMLSP, L.L.C.; Frazier Life Sciences XI, L.P. ("FLS XI"); FHMLS XI, L.P.; FHMLS XI, L.L.C.; Frazier Life Sciences XII, L.P. ("FLS XII"); FHMLS XII, L.P.; FHMLS XII, L.L.C. FLSPF directly holds 6,625,788 shares of common stock, pre-funded warrants to purchase 89,204 shares of common stock and common warrants to purchase 6,714,992 shares of common stock, FLS XI directly holds 61,958 shares of common stock, pre-funded warrants to purchase 834 shares of common stock and common warrants to purchase 62,792 shares of common stock, and FLS XII directly holds 777,090 shares of common stock, pre-funded warrants to purchase 10,462 shares of common stock and common warrants to purchase 787,552 shares of common stock. As reported in the statement, the common warrants and pre-funded warrants are subject to a beneficial ownership limitation, such that the holders may not exercise the common warrants or pre-funded warrants to the extent such exercise would result in the holders or any member of the holder’s Section 13(d) affiliate “group” (as such term is used in Rule 13d-5 of the Exchange Act) beneficially owning more than 9.99% of our common stock. FHMLSP, L.P. is the general partner of FLSPF and the general partner of FHMLSP, L.P. is FHMLSP, L.L.C., which is managed by an investment committee of four that acts by majority vote. Accordingly, no members of such committee are attributed beneficial ownership of the securities directly held by FLSPF. FHMLS XI, L.P. is the general partner of FLS XI and the general partner of FHMLS XI, L.P. is FHMLS XI, L.L.C., which is managed by an investment committee of three that acts by majority vote. Accordingly, no members of such committee are attributed beneficial ownership of the securities directly held by FLS XI. FHMLS XII, L.P. is the general partner of FLS XII and the general partner of FHMLS XII, L.P. is FHMLS XII, L.L.C., which is managed by an investment committee of three that acts by majority vote. Accordingly, no members of such committee are attributed beneficial ownership of the securities directly held by FLS XII. The address for each of the reporting persons is c/o Frazier Life Sciences Management, L.P., 1001 Page Mill Rd, Building 4, Suite 200B, Palo Alto, CA 94304.
(5)
Based solely on the investment in our April 2026 private placement described under the heading "Certain Relationships and Related Transactions, and Director Independence—Sales of Securities—April 2026 Private Placement." The general parter of TPG LSI Rise Auriga, L.P., a Delaware limited partnership, is TPG LSI SPV GP, LLC, a Delaware limited liability company, whose sole member is TPG LSI GenPar, L.P., a Delaware limited partnership, whose general partner is TPG LSI GenPar Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Operating Group I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Operating Group II, L.P., a Delaware limited partnership, whose general partner is TPG Holdings II-A, LLC, a Delaware limited liability company, whose sole member is TPG GPCo, LLC, a Delaware limited liability company, whose sole member is TPG Inc., a Delaware corporation, over whose shares of Class B common stock (which represent a majority of the combined voting power of the common stock) TPG GP A, LLC, a Delaware limited liability company, exercises direct or indirect control. TPG GP A, LLC is controlled by entities owned by James G. Coulter and Jon Winkelried. Messrs. Coulter and Winkelried disclaim beneficial ownership of the securities held by TPG LSI Rise Auriga, L.P., except to the extent of their pecuniary interest therein, if any. The common warrants are subject to a beneficial ownership limitation, such that the holders may not exercise the warrants to the extent such exercise would result in the holders or any member of the holder’s Section 13(d) affiliate “group” beneficially owning more than 19.99% of our common stock. The address of each of TPG GP A, LLC and Messrs. Coulter and Winkelried is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(6)
Based on a Schedule 13G filed by Venrock Healthcare Capital Partners III, L.P. ("VHCP III"); VHCP Co-Investment Holdings III, LLC ("VHCP Co-Investment III"); Venrock Healthcare Capital Partners EG, L.P. ("VHCP EG"); VHCP Management III, LLC ("VHCP Management III"); VHCP Management EG, LLC ("VHCP Management EG"); Nimish Shah (“Shah”); and Bong Y. Koh ("Koh"). The reporting persons' ownership consists of (i) 1,843,960 shares of common stock and common warrants immediately exercisable for up to 1,843,960 shares of common stock held by VHCP III, (ii) 184,376 shares of common stock and common warrants immediately exercisable for up to 184,376 shares of common stock held by VHCP Co-Investment III, and (iii) 722,696 shares of common stock and common warrants immediately exercisable for up to 722,696 shares of common stock held by held by VHCP EG. VHCP Management III is the general partner of VHCP III and the manager of VHCP Co-Investment III. VHCP Management EG is the general partner of VHCP EG. Messrs. Shah and Koh are the voting members of VHCP Management III and VHCP Management EG. As reported in the statement, the warrants are subject to a beneficial ownership limitation, such that the holders may not exercise the warrants to the extent such exercise would result in the holders or any member of the holder’s Section 13(d) affiliate “group” (as such term is used in Rule 13d-5 of the Exchange Act) beneficially owning more than 9.99% of our common stock. The New York address is 7 Bryant Park, 23rd Floor, New York, NY 10018 and the Palo Alto address is 3340 Hillview Avenue Palo Alto, CA 94304.
(7)
Represents options to purchase 110,250 shares of our common stock exercisable within 60 days of May 15, 2026.
(8)
Represents options to purchase 104,550 shares of our common stock exercisable within 60 days of May 15, 2026.
(9)
Represents options to purchase 55,125 shares of our common stock exercisable within 60 days of May 15, 2026.

(10)
Represents options to purchase 110,250 shares of our common stock exercisable within 60 days of May 15, 2026.
(11)
Represents options to purchase 55,125 shares of our common stock exercisable within 60 days of May 15, 2026.
(12)
Represents 228,875 shares of common stock owned directly, common warrants to purchase 10,000 shares of our common stock, options to purchase 562,338 shares of our common stock exercisable within 60 days of May 15, 2026, and 359 shares owned indirectly by his spouse, and 882 shares owned indirectly through Ricanto Limited, of which Mr. Stewart is the principal owner.
(13)
Represents 74,432 shares of common stock owned directly, and options to purchase 144,929 shares of our common stock exercisable within 60 days of May 15, 2026.
(14)
Represents for the current officers and directors as a group, 567,154 shares of common stock owned directly or indirectly as indicated above, and options to purchase 1,300,351 shares of common stock exercisable within 60 days of May 15, 2026.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers, and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the year ended December 31, 2025.

Delivery of Documents to Stockholders Sharing an Address

We have adopted a process for delivering documents to stockholders that has been approved by the SEC called “householding.” Under this process, stockholders of record who have the same address and last name will receive only one copy of our Annual Report and this Proxy Statement, unless we or one of our mailing agents has received contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Report and this Proxy Statement at the same address, additional copies will be provided to you promptly upon either written or oral request. If you are a stockholder of record, you may contact us by writing to Achieve Life Sciences, Inc., Attention: Secretary, 22722 29th Drive SE, Suite 100, Bothell, Washington 98021 or calling (604) 210‑2217. Eligible stockholders of record receiving multiple copies of our Annual Report and this Proxy Statement who wish to only receive one copy in the future, can request householding by contacting us in the same manner.

If you are a beneficial owner holding shares through your broker, bank or other nominee, you may request additional copies of the Annual Report or this Proxy Statement, or you may request householding, by notifying your broker, bank or other nominee.

Stockholder Proposals to Be Presented at 2027 Annual Meeting

Our bylaws provide that, for stockholder nominations to the Board of Director or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at either 22722 29th Drive SE, Suite 100, Bothell, Washington 98021, Attn: Secretary or 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1, Attn: Secretary.

To be timely for our 2027 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on March 4, 2027 and not later than the close of business on April 3, 2027. A stockholder’s notice to our Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2027 annual meeting of stockholders must be received by us not later than January 22, 2027 in order to be considered for inclusion in our proxy materials for our 2027 annual meeting of stockholders.

In addition to satisfying the requirements under our bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 3, 2027.

Transaction of Other Business

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Andrew D. Goldberg

Andrew D. Goldberg, M.D.

Chief Executive Officer

Bothell, Washington

June 8, 2026

Appendix A

PROPOSED AMENDMENT TO THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

ACHIEVE LIFE SCIENCES, INC.

Achieve Life Sciences, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of the corporation is Achieve Life Sciences, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on March 22, 1995 under the name Sonus Pharmaceuticals, Inc.

SECOND: The Amendment of the Third Amended and Restated Certificate of Incorporation of the Corporation in substantially the form set forth in the following resolution has been duly adopted in accordance with the provisions of Sections 211 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

RESOLVED, that, effective as of am on , 2026, the first two sentences of “Article IV – Authorized Capital” of the Third Amended and Restated Certificate of Incorporation as presently in effect be, and the same hereby are, amended and restated in their entirety to read as follows:

“The Corporation is authorized to issue two classes of stock to be designated respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock which the Corporation shall have authority to issue is 305,000,000, of which (i) 300,000,000 shares shall be designated Common Stock and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated Preferred Stock and shall have a par value of $0.001 per share.”

THIRD: This Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation so adopted (i) shall be effective as of on , 2026 (ii) reads in full as set forth above and (iii) is hereby incorporated into the Third Amended and Restated Certificate of Incorporation by this reference. All other provisions of the Third Amended and Restated Certificate of Incorporation remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this day of , 2026.

ACHIEVE LIFE SCIENCES, INC.

By:
Andrew D. Goldberg
Chief Executive Officer and President

ACHIEVE LIFE SCIENCES, INC. 22722 29TH DRIVE SE, SUITE 100 BOTHELL, WA 98021 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on July 1, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ACHV2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on July 1, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 01) Jeffrey Farrow 02) Andrew D. Goldberg 03) Lucian Iancovici 04) Chris Martin 05) Nancy R. Phelan 06) Aaron Royston 07) Thomas Sellig 08) Richard Stewart 09) Reid Waldman The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. To approve, by a non-binding advisory vote, the compensation paid by us to our named executive officers. 4. To approve an amendment to our third amended and restated certificate of incorporation to increase the number of our authorized shares of common stock from 150,000,000 shares to 300,000,000 shares. NOTE: In their discretion, the proxies may transact such other business as properly comes before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000710186_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on July 2, 2026: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com ACHIEVE LIFE SCIENCES, INC. Annual Meeting of Stockholders July 2, 2026 at 9:00 a.m. Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby nominates and appoints Andrew Goldberg, Erik Atkisson and Mark Oki, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ACHIEVE LIFE SCIENCES, INC. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders to be held via webcast at www.virtualshareholdermeeting.com/ACHV2026, on July 2, 2026 at 9:00 a.m. Pacific Time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting on the matters listed on the reverse side of this proxy card. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (Continued and to be signed on reverse side) 0000710186_2 R2.09.05.010